UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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INTERDIGITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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InterDigital, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 5, 2008

TO THE SHAREHOLDERS OF INTERDIGITAL, INC.:

Our 2008 annual meeting of shareholders will be held on Thursday, June 5, 2008, at 11:00 a.m. Eastern Daylight Time, at the Radisson Hotel Valley Forge, 1160 First Avenue, King of Prussia, Pennsylvania, 19406. At the meeting, the holders of our outstanding common stock will act on the following matters:

1.	Election of three directors, each for a term of three years;

2.	Ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2008; and

3.	Such other business as may properly come before the meeting.

All holders of record of shares of our common stock (Nasdaq: IDCC) at the close of business on April 8, 2008 are entitled to vote at the meeting and at any postponements or adjournments of the meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. If you have Internet access, we encourage you to record your vote via the Internet. It is convenient, and it saves us postage and processing costs. In addition, when you vote via the Internet, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you do not vote via the Internet, please vote by telephone or by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope. Submitting your proxy by Internet, telephone or mail will not affect your right to vote in person if you decide to attend the annual meeting.

IF YOU PLAN TO ATTEND THE MEETING:

Registration will begin at 9:30 a.m. and seating will begin at 10:30 a.m. Each shareholder will need to bring an admission ticket and valid picture identification, such as a driver’s license or passport, for admission to the meeting. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting and all cellular phones must be silenced during the meeting. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

By Order of the Board of Directors,

STEVEN W. SPRECHER
General Counsel & Government Affairs Officer

April 29, 2008
King of Prussia, Pennsylvania

i

INTERDIGITAL, INC.
781 Third Avenue
King of Prussia, Pennsylvania 19406-1409

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 5, 2008. The proxy statement and annual report to shareholders are available at http://ir.interdigital.com/phoenix.zhtml?c=116582&p=irol-reportsannual

This proxy statement contains information related to our annual meeting of shareholders to be held on Thursday, June 5, 2008, beginning at 11:00 a.m. Eastern Daylight Time, at the Radisson Hotel Valley Forge, 1160 First Avenue, King of Prussia, Pennsylvania 19406, and at any postponements or adjournments of the meeting. Your proxy for the meeting is being solicited by our board of directors. This proxy statement and our annual report are being mailed to shareholders beginning on or about April 29, 2008.

ABOUT THE MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting provided with this proxy statement, including the election of directors, ratification of the appointment of our independent registered public accounting firm and such other business as may properly come before the meeting. In addition, management will report on the performance of our company and respond to questions from shareholders.

Who may attend the meeting?

Subject to space availability, all shareholders as of April 8, 2008, the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 9:30 a.m. and seating will begin at 10:30 a.m. If you plan to attend the meeting, please note that you will need to bring your admission ticket and valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting and all cellular phones must be silenced during the meeting. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on April 8, 2008, the record date, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. There were 45,857,629 shares of our common stock outstanding on the record date.

What are the voting rights of the holders of the company’s common stock?

Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered at the meeting.

What is a quorum?

A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the annual meeting, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will be considered a quorum. If you are a registered shareholder, you must deliver your proxy by Internet, telephone or mail or attend the annual meeting in person and vote in order to be counted in the determination of a quorum. If you are a “street name” shareholder, your broker or other nominee will vote your shares pursuant to your proxy directions and such shares will count in the determination of a quorum. If you do not provide any directions to your broker or other nominee, your shares will still count for purposes of attaining a quorum and your broker or other nominee may vote your shares in its discretion on proposals 1 and 2.

How do I vote?

If you are a registered shareholder, you may submit your proxy by Internet, telephone or mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet or telephone is 11:59 p.m., Eastern Daylight Time, on June 4, 2008. The designated proxy will vote according to your instructions. You may also attend the meeting and deliver a proxy card to be voted in the same manner or you may personally vote by ballot.

If you are a “street name” shareholder, your properly signed and returned voting instruction card will be tabulated and voted by your broker or other nominee. Please check your voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet or telephone. If you are a “street name” shareholder and you want to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares.

If you are a member of a retirement or savings plan or other similar plan, you may submit your voting instructions by Internet, telephone or mail by following the instructions included with your voting instruction card. The deadline for submitting your voting instructions by Internet or telephone is 11:59 p.m., Eastern Daylight Time, on June 2, 2008. The trustee or administrator of the plan will vote according to your instructions and the rules of the plan.

Can I change my vote after I return my proxy or voting instruction card?

If you are a registered shareholder, you may revoke or change your vote at any time before the proxy card is voted by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date. If at the meeting, you request from the judge of elections, your proxy holder’s power to vote will be suspended and you may submit another proxy or vote by ballot. Your attendance at the meeting will not by itself revoke a previously granted proxy.

If your shares are held in “street name” or you are a member of a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Will my vote be confidential?

It is our policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to allow proper parties to verify proxies presented by any person and the results of the voting.

What are the board’s recommendations?

The board recommends that you vote:

•	For election of the nominated slate of directors (see proposal 1); and

•	For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008 (see proposal 2).

What vote is required to approve each proposal?

Election of directors.  Directors are elected by a plurality of votes cast. This means that the three directors receiving the most votes cast at the meeting will be elected to serve for the next three years. Only votes cast “for” are counted in determining whether a plurality has been cast in favor of a director. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Votes to withhold authority, while included for purposes of attaining a quorum, will have no effect on the vote on this matter.

Other proposals.  For each other proposal, the affirmative vote of a majority of the votes cast will be required for approval. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal.

Street name shares and broker non-votes.  If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals. “Broker non-votes” are shares as to which a broker or nominee does not vote because it does not have discretionary authority to vote. For this meeting, if you do not give specific instructions, your broker or nominee may cast your vote in its discretion for proposal 1, the election of directors, and for proposal 2, the ratification of the appointment of the company’s independent registered public accounting firm. Broker non-votes, if any, are included for purposes of attaining a quorum. On proposals where brokers do not have discretionary voting authority, broker non-votes will have no effect on the outcome of a proposal.

GOVERNANCE OF THE COMPANY

Where can I find information about the company’s governance?

The company has adopted corporate governance guidelines that, along with the charters of the board committees, provide the framework for the governance of the company. The nominating and corporate governance committee is responsible for periodically reviewing the guidelines and recommending any proposed changes to the board for approval. A copy of the corporate governance guidelines is posted on our website (www.InterDigital.com/investor_relations) under the heading “Corporate Governance,” along with the charters of our board committees, our Code of Business Conduct and Ethics and other information about our governance practices. We will provide to any person without charge a copy of these documents upon written request to our secretary at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409.

Director Independence

How does the board determine which directors are considered independent?

Each year prior to the annual meeting, the board reviews and assesses the independence of its directors and makes a determination as to the independence of each director based on the recommendation of the nominating and corporate governance committee. During this review, the board considers transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. The board measures these transactions and relationships against the independence requirements of The Nasdaq Stock Market LLC (Nasdaq). As a result of this review, the board affirmatively determined that Messrs. Campagna, Clontz, Kamins, Roath and Shaner are “independent” in accordance with applicable Nasdaq listing standards. To our knowledge, none of the independent directors has any direct or indirect relationships with our company or its subsidiaries and affiliates, other than serving as a director.

Board Leadership

Who is the Chairman of the Board?

Mr. Campagna, who is an independent director, has served as chairman of the board since April 1996.

Board Structure and Committee Membership

How is the board made up?

Our articles of incorporation provide for a board consisting of three classes of directors with overlapping three-year terms. One class of directors is elected each year with a term extending to the third succeeding annual meeting after election. The board presently has seven directors.

How often did the board meet during 2007?

The board met nine times during 2007. Each director is expected to attend each meeting of the board and of those committees on which he serves. No director attended less than 75% of the aggregate of all board meetings and meetings of committees on which the director served during 2007. We usually schedule meetings of the board on a day next to our annual meeting, and when this schedule is followed, it is the policy of the board that directors are expected to attend our annual meeting. All directors attended the annual meeting of shareholders in June 2007, except for Mr. Clontz and Mr. Shaner.

The company’s corporate governance guidelines provide that the independent directors meet in executive session at regular intervals or as otherwise appropriate throughout the year. The independent directors met in executive session two times during 2007.

What is the role of the primary board committees?

The board has standing audit, compensation, finance and investment, nominating and corporate governance and executive committees, which are composed entirely of independent directors, as determined by the board in accordance with applicable Nasdaq listing standards. In addition, audit committee members meet additional, heightened independence criteria applicable to audit committee members under applicable Nasdaq listing standards. Each of the audit, compensation, finance and investment, and nominating and corporate governance committees operates under a written charter, which has been approved by the board. The table below provides information about the current membership of the committees and the number of meetings held in 2007.

Nominating
and
			Finance and	Corporate
	Audit	Compensation	Investment	Governance	Executive
Name	Committee	Committee	Committee	Committee	Committee

Harry G. Campagna		Chair		Chair	Chair
Steven T. Clontz	X	X	X		X
Edward B. Kamins	X		X	X
Robert S. Roath	Chair	X	Chair		X
Robert W. Shaner	X	X		X
Number of Meetings in 2007	8	6	3	4	3

Audit Committee

The audit committee assists the board in its general oversight responsibilities relating to the company’s corporate accounting, its financial reporting practices and the integrity of financial reports as well as legal and regulatory compliance. Among other things, the committee:

•	Appoints, compensates, retains, and oversees the work of the independent registered public accounting firm;

•	Reviews the independence of the independent registered public accounting firm;

•	Reviews the independent registered public accounting firm’s audit of the financial statements and its report thereof;

•	Reviews our system of internal control over financial reporting and management’s evaluation and the independent registered public accounting firm’s evaluation of our system of internal control;

•	Reviews the independent registered public accounting firm’s annual management letter;

•	Pre-approves all audit and non-audit services performed by our independent registered public accounting firm;

•	Reviews and approves the appointment or change of our director of internal audit;

•	Reviews and approves related person transactions; and

•	Establishes procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters.

All of the audit committee members are financially literate. The board has determined that Mr. Roath, the chairman of the audit committee, is qualified as an audit committee financial expert within the meaning of applicable Securities and Exchange Commission (SEC) regulations. The audit committee charter is available on the company’s website at (www.InterDigital.com/investor_relations) under the heading “Corporate Governance.”

Compensation Committee:

The compensation committee assists the board in discharging its responsibilities relating to compensation of the chief executive officer and other executive officers. Among other things, the committee:

•	Reviews and approves, on an annual basis, the corporate goals and objectives with respect to compensation of our chief executive officer and other executive officers, and evaluates their performance in light of such goals and objectives;

•	Determines the salary of our chief executive officer;

•	Determines the salary of our other executive officers after considering the recommendations of the chief executive officer;

•	Reviews annually the salary plan for other executives in general management positions;

•	Reviews standard base pay, incentive compensation, deferred compensation and all stock-based plans and recommends changes in such plans as needed;

•	Assists the board in developing and evaluating potential candidates for executive positions;

•	Oversees the development of executive succession plans; and

•	Recommends to the board compensation for non-management directors.

The compensation committee charter is available on the company’s website at (www.InterDigital.com/investor_relations) under the heading “Corporate Governance.”

Executive Committee:

The executive committee holds and is empowered to exercise the authority of the board between board meetings in overseeing the management of the company’s business affairs.

Nominating and Corporate Governance Committee:

The nominating and corporate governance committee assists the board in identifying qualified individuals to become board and committee members, considers matters of corporate governance, and assists the board in evaluating the board’s effectiveness. Among other things, the committee:

•	Periodically reviews with the board our corporate governance guidelines and the board’s committee structure and membership;

•	Recommends nominees for election at each annual meeting and nominees to fill any board vacancies;

•	Leads the search for qualified director candidates by defining the experiential background and qualifications for individual director searches; engages and coordinates logistics of third-party search firms to source potential candidates; and

•	Recommends to the board changes, alterations or modifications to the Code of Business Conduct and Ethics;

The committee will consider director candidates recommended by our shareholders. Shareholders recommending candidates for consideration by the nominating and corporate governance committee should send their recommendations to our secretary at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409. The recommendation must include the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

The selection criteria for director candidates include the following:

•	Each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting, and have a reputation for working constructively with others.

•	Each director should have sufficient time available to devote to the affairs of our company in order to carry out the responsibilities of a director.

•	Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director. This excludes from consideration officers of companies in direct or substantial competition with our company and major or potential major customers, suppliers or contractors.

The committee evaluates director candidates recommended by shareholders based on the same criteria used to evaluate candidates from other sources. The nominating and corporate governance committee charter is available on the company’s website at (www.InterDigital.com/investor_relations) under the heading “Corporate Governance.”

Finance and Investment Committee:  The primary function of the finance and investment committee is to monitor, provide advice and recommend action to the board with respect to the investment and financial policies, strategies, and capital structure of the company.

Communications with the Board

How can shareholders communicate with the board?

Shareholders and other parties interested in communicating directly with any individual director, including the chairman, the board as a whole, or with the non-management directors as a group may do so by writing to Investor Relations, InterDigital, Inc., 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409, or by sending an email to Directors@InterDigital.com. Our communications and investor relations department reviews all such correspondence and regularly forwards to the board — or specified director — a summary of all such correspondence and copies of all correspondence that deals with the functions of the board or its committees, or that otherwise requires their attention. Directors may, at any time, review a log of all correspondence we receive that is addressed to members of the board and request copies of any such correspondence.

Communications about Accounting Matters

How can individuals report concerns relating to accounting, internal controls or auditing matters?

Concerns relating to accounting, internal controls or auditing matters may be submitted by writing to Investor Relations, InterDigital, Inc., 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409 or by sending an email to Directors@InterDigital.com. All correspondence will be immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the audit committee with respect to these matters. Alternatively, such concerns may be submitted confidentially by writing to the Office of Ombudsman, P.O. Box 60814, King of Prussia, Pennsylvania 19406-1409.

Code of Ethics

Does the company have a code of ethics?

We have adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors. In the event that we make any amendment to, or grant any waiver of, a provision of the Code of Business Conduct and Ethics, we will disclose the amendment or waiver as required by applicable rules. The Code of Business Conduct and Ethics is available on the company’s website at (www.InterDigital.com/investor_relations) under the heading “Corporate Governance.”

PROPOSALS TO BE VOTED ON

Election of Directors
(Proposal No. 1)

Which directors are up for election?

Messrs. Campagna, Clontz and Kamins are nominated for election at the 2008 annual meeting to serve a three-year term expiring at our annual meeting in 2011.

What are their backgrounds?

Mr. Campagna, 69, chairman of the board, has been a director of the company since April 1996. Mr. Campagna has been the chief executive officer and chairman of the board of Qualitex Co. for more than six years. Qualitex Co. is involved in the manufacturing of items for the garment apparel and textile maintenance industries.

Mr. Clontz, 57, has been a director of the company since April 1998. Since January 1999, Mr. Clontz has served as president and chief executive officer of StarHub, Ltd. (StarHub), a Singapore-based info-communications corporation. Mr. Clontz has also served as an executive director of StarHub since 1999 and as an executive director of six of its affiliates. In April 2005, Mr. Clontz was appointed to the board of Equinix, Inc., a leading global provider of network-neutral data centers and Internet exchange services headquartered in California. In February 2004, Mr. Clontz was appointed to the executive committee of the board of Global Crossing Limited, a Bermuda corporation, which provides telecommunications solutions over a global IP-based network.

Mr. Kamins, 59, has been a director of the company since December 2003. Mr. Kamins has, since July 2005, served as chief operational excellence officer of Avnet, Inc. (Avnet), a business-to-business provider of supply chain management and engineering services. Mr. Kamins continues to serve as Avnet’s corporate senior vice president, a position he has held since July 2003 when he was promoted to chief information officer. From October 1999, to July 2003, Mr. Kamins served as founder and president of Avnet Applied Computing, which services original equipment manufacturers.

Who are the remaining directors?

Continuing directors with terms expiring at the 2009 annual meeting

Mr. Bolgiano, 75, has been a director of the company since 1981. Mr. Bolgiano has been a vice president and chief scientist of the company since April 1984, and has served as chairman of the board of InterDigital Technology Corporation, a wholly-owned subsidiary of the company, since May 1996.

Mr. Merritt, 49, has been a director of the company since May 2005. Mr. Merritt has also served as president and chief executive officer of the company since May 2005, and as president of InterDigital Technology Corporation from July 2001 to January 2008. Mr. Merritt served as general patent counsel of the company from July 2001 to May 2005. Under the terms of Mr. Merritt’s Employment Agreement, Mr. Merritt’s service as a director of the company is conditioned upon his retention as chief executive officer.

Continuing directors with terms expiring at the 2010 annual meeting

Mr. Roath, 65, has been a director of the company since May 1997. Mr. Roath served as chief financial officer and senior vice president of RJR Nabisco, Inc. from April 1995 to April 1997, and he has been a director of Standard Parking, a provider of parking management services, since May 2004. He also serves as chairman of Standard Parking’s audit committee.

Mr. Shaner, 59, has been a director of the company since December 2003. From January 2004 to present, Mr. Shaner has served as founder and managing partner of Performance Management, LLC, a professional management consulting firm specializing in the optimization of business performance. Following his retirement from Cingular Wireless, LLC in February 2003, from February 2004 until September 2004, Mr. Shaner served as interim chief executive officer of REMEC, Inc., a developer and manufacturer of telecommunications infrastructure products for voice, video and data transfer over wireless networks and sophisticated microwave electronic subsystems for defense radar, communications, and electronic warfare applications. From January 2001 to his retirement in February 2003, Mr. Shaner served as president of wireless operations for Cingular Wireless LLC, a joint venture between the wireless divisions of SBC Communications Inc. and BellSouth Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

Ratification of Appointment of Independent Registered Public
Accounting Firm
(Proposal No. 2)

The audit committee has appointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm of the company for the year ending December 31, 2008. PwC has served as the independent registered public accounting firm of the company since 2002.

Although ratification of the appointment of PwC is not legally required, the board is submitting it to the shareholders as a matter of good corporate governance. If the shareholders do not ratify the appointment, the audit committee will consider the selection of another independent registered public accounting firm in future years.

Representatives from PwC will be present at the annual meeting to make a statement, if they so desire, and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services delivered by PwC for the fiscal years ending December 31, 2007 and 2006 were as follows:

	2007	2006

Description of Fees
Audit Fees(1)	$632,856	$769,726
Audit-Related Fees(2)	$47,732	$78,146
Tax Fees — Preparation and Compliance	—	—
Tax Fees — Other(3)	$123,632	—
All Other Fees(4)	$1,500	$1,500
Totals	$805,720	$849,372

(1)	Audit Fees consist of the aggregate fees billed by PwC in the above two fiscal years for professional services rendered by PwC for the integrated audit of the company’s consolidated financial statements and the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, for review of the company’s interim consolidated quarterly financial statements included in the company’s Forms 10-Q, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for the above fiscal years.

(2)	Audit-Related Fees consist of fees incurred for assurance and related services by PwC that were reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under the caption “Audit Fees,” and relate primarily to consultation concerning financial accounting and reporting standards.

(3)	Tax Fees — Other consist of the aggregate fees billed by PwC in 2007 related to a foreign tax study.

(4)	All Other Fees consist of the aggregate fees billed by PwC in the above two fiscal years for certain accounting research software purchased by the company from PwC.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services
of Independent Registered Public Accounting Firm

The audit committee’s policy requires that it pre-approve all audit and non-audit services to be performed by the company’s independent registered public accounting firm so that the provision of such services does not impair the firm’s independence. Unless a service falls within a category of services that the audit committee has pre-approved, an engagement to provide the service requires pre-approval by the audit committee. Also, proposed services exceeding pre-approved cost levels require specific pre-approval.

Consistent with the rules established by the SEC, proposed services to be provided by the company’s independent registered public accounting firm are evaluated by grouping the service fees under one of the following four categories: Audit Services, Audit-Related Services, Tax Services and All Other Services. All proposed services are discussed and approved by the audit committee. In order to render approval, the audit committee has available a schedule of services and fees approved by category for the current year for reference and specific details are provided. The audit committee does not pre-approve services related only to the broad categories noted above.

The audit committee has delegated pre-approval authority to its chairman for cases where services must be expedited. The company’s management provides the audit committee with reports of all pre-approved services and related fees by category incurred during the current fiscal year with forecasts of additional services anticipated during the year.

All of the services related to fees disclosed above were pre-approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

REPORT OF THE AUDIT COMMITTEE

Our audit committee is composed of four directors whom the board has determined meet the independence and financial literacy requirements of Nasdaq, including additional heightened independence criteria applicable to audit committee members under applicable Nasdaq listing standards. The committee has, for many years, been composed entirely of independent directors. We act pursuant to our charter, which was adopted by the board and is subject to annual review.

As more fully described in the charter, the committee oversees the company’s financial reporting process on behalf of the board. In fulfilling our oversight responsibilities, the audit committee has reviewed and discussed with management the company’s audited consolidated financial statements for the year ending December 31, 2007, including a discussion of the acceptability and appropriateness of significant accounting principles and management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Management has represented to us that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and considered appropriate in the circumstances to present fairly the company’s financial position, results of operations and cash flows. The audit committee has also reviewed and discussed with PwC, the company’s independent registered public accounting firm, their evaluation of the company’s internal controls over financial reporting and other business matters. Further, the audit committee has discussed with PwC the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61 (communications with audit committees), as amended and adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

This committee has also received and reviewed the written disclosures and the letter from PwC required by the Independence Standards Board standard No. 1 (independence discussions with audit committees), as adopted by the PCAOB in Rule 3600T, which relates to the accountant’s independence from the company and its related entities, and has discussed with PwC their independence from the company.

Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, we recommended to the board that the audited financial statements be included in the company’s annual report on Form 10-K for the year ending December 31, 2007 for filing with the SEC and we retained PwC as the company’s independent registered public accounting firm for the year ending December 31, 2008.

AUDIT COMMITTEE:

Robert S. Roath, Chairman
Steven T. Clontz
Edward Kamins
Robert W. Shaner

How are directors compensated?

For board participation during fiscal year 2007, our non-management directors each received annual base compensation of $25,000. They each also received committee participation compensation equal to $5,000 annually ($15,000 annually for service as chairman of the executive, compensation, finance and investment, and nominating and corporate governance committees and $30,000 annually for service as chairman of the audit committee). Our chairman of the board receives 10,000 restricted stock units (RSUs) (all vesting one year from the grant date) each year on January 15th (or the next preceding trading day if the 15th is not a trading day). In addition, each non-management director receives 2,000 RSUs (all vesting one year from the grant date) at each annual meeting, except that all non-management directors that are re-elected at an annual meeting receive 6,000 RSUs (2,000 vesting each year beginning at the first anniversary of such re-election). All cash payments are based upon service for a full year and prorated payments are made for service less than a full year. These payments are made on a quarterly basis; however, cash payments and RSU awards may be deferred. An election to defer must be made in the calendar year preceding the year in which services are rendered and the compensation is earned.

The compensation committee is responsible for reviewing and making recommendations to the board about compensation for non-management directors. In 2007, the committee retained Compensation Strategies, Inc. (CSI), to conduct a market review of the company’s compensation program for non-management directors. CSI reports directly to the compensation committee. CSI assessed the competitiveness of the company’s director compensation as measured against a peer group recommended by CSI and presented its conclusions to the committee in June 2007. After reviewing the information provided by CSI, including CSI’s conclusion that the company’s director compensation was close to the median among companies in the peer group, the compensation committee concluded that no changes were necessary for 2007 and ratified the company’s annual compensation program for non-management directors effective as of January 1, 2007. In addition to conducting periodic market reviews of the company’s non-management director compensation, CSI discusses major shifts in the marketplace for director compensation with the committee or management, as appropriate, as these shifts occur from time to time. In addition, at least annually, CSI discusses with the chief administrative officer any variables that may affect director compensation to assist the company in its ongoing efforts to provide a compensation program for non-management directors that is competitive. Additional information about CSI appears below under the heading “Role of Compensation Committee, Executive Officers and Compensation Consultant in Compensation Decisions.”

To align the interests of directors with those of our shareholders, the company has adopted stock ownership guidelines for directors. Individuals are expected to meet their targets within five years of the date they become subject to the guidelines. Stock ownership guidelines applicable to the non-management directors are set at a target of three times their annual cash retainer. Qualifying ownership includes common stock, restricted stock and RSUs. All non-management directors were in compliance with the guidelines as of December 31, 2007.

Non-management Director Compensation Table

The following table sets forth the compensation paid to each non-management director in 2007 for his service as a director:

	Fees
	Earned or	Stock
	Paid in	Awards	All Other
	Cash	($)	Compensation	Total
Name	($)(1)	(2)(3)	($)	($)

D. Ridgely Bolgiano(4)	—	—	337,837	337,837
Harry G. Campagna	70,000	426,798		496,798
Steven T. Clontz	45,000	80,444	—	125,444
Edward B. Kamins	40,000	94,270	—	134,270
Robert S. Roath	80,000	132,368	—	212,368
Robert W. Shaner	40,000	137,505	—	177,505
Alan P. Zabarsky(5)	22,500	33,842	—	56,342

(1)	Amounts shown reflect the aggregate annual board, committee chairman and committee membership retainer paid to each non-management director, as described above.

(2)	Amounts shown reflect what the company recognized as share-based compensation expense in 2007 for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment (excluding risk of forfeiture) for RSU awards granted pursuant to our Non-management Directors’ Compensation Plan. See Notes 10 and 11 to our audited financial statements included in our Annual Report of Form 10-K for 2007 and 2006, respectively, for the assumptions used in valuing and expensing these RSUs.

(3)	As of December 31, 2007, non-management directors had the following stock awards outstanding. This table includes RSUs that have vested, according to the vesting schedule, but have been deferred. As an employee at the Vice President equivalent level, Mr. Bolgiano receives 30% of his annual bonus award in the form of restricted stock. See “Currently Paid Compensation — Annual Bonuses” for further details.

		Restricted
	Restricted	Stock	Stock
	Stock	Units	Options
Name	(#)	(#)	(#)

Harry G. Campagna	—	18,000	281,000
D. Ridgely Bolgiano(4)	1,088	6,131	101,300
Steven T. Clontz	—	20,000	172,448
Edward B. Kamins	—	6,000	—
Robert S. Roath	—	42,000	144,190
Robert W. Shaner	—	8,000	2,000
Alan P. Zabarsky	—	—	—

(4)	Mr. Bolgiano is employed by the company as chief scientist and serves as a member of the board of directors. Mr. Bolgiano receives no additional compensation as a director other than what he receives as an employee. Applying the categories of compensation utilized on the Summary Compensation Table, Mr. Bolgiano’s 2007 compensation was as follows: Salary, $187,200; Bonus, $28,583; Stock Awards, $72,638; Non-Equity Incentive Plan Compensation, $29,746; All Other Compensation, $19,670 (which includes a cash tax gross-up related to restricted stock awarded as 30% of his annual bonus, $5,603; quarterly cash supplement benefit program payments, paid in arrears, equal to 3.5% of base salary, $6,489; a 401(k) profit-sharing payment in the amount of $1,872; and the premium paid for group term life insurance, $5,706); Total, $337,837. (See the notes related to the Summary Compensation Table for additional information concerning the various categories of compensation).

(5)	Mr. Zabarsky ceased to be a director of the company in June 2007.

EXECUTIVE OFFICERS

Set forth below is certain information concerning our executive officers as of March 31, 2008:

Name	Age	Position

William J. Merritt	49	President and Chief Executive Officer
Scott A. McQuilkin	53	Chief Financial Officer
Richard J. Brezski	35	Chief Accounting Officer
Gary D. Isaacs	48	Chief Administrative Officer
Brian G. Kiernan	61	Executive Vice President, Standards
Mark A. Lemmo	50	Executive Vice President, Business Development and Product Management
William C. Miller	53	Executive Vice President, Programs and Customer Support
James J. Nolan	47	Executive Vice President, Engineering
Janet Meenehan Point	49	Executive Vice President, Communications and Investor Relations
Lawrence F. Shay	49	President, InterDigital Patent Holding Subsidiaries, Executive Vice President of Intellectual Property and Chief IP Counsel
Steven W. Sprecher	52	General Counsel and Government Affairs Officer

There are no family relationships among the individuals serving as our directors or executive officers. Set forth below is the name, office and position held with our company and principal occupations and employment during the past five years of each of our executive officers. Biographical information on Mr. Merritt is discussed above under the caption “Continuing directors with terms expiring at the 2009 annual meeting.”

Scott A. McQuilkin joined the company as chief financial officer in July 2007. Prior to joining the company, Mr. McQuilkin served as executive vice president and chief financial officer of GHR Systems, Inc., a Pennsylvania corporation, from February 2000 until June 2007, and was responsible for all financial activities including accounting, budgeting/forecasting, capital planning, cash management, strategic planning, mergers and acquisitions, tax, purchasing and payables. In August 2006, GHR Systems, Inc. was acquired by Metavante Corporation, a wholly-owned subsidiary of Marshall & Ilsley Corporation, a publicly traded company. GHR Systems, Inc. was retained as a wholly-owned affiliate of Metavante Corporation.

Richard J. Brezski joined the company as controller in May 2003. As of February 8, 2007, Mr. Brezski was appointed chief accounting officer and remained controller. Prior to joining the company, Mr. Brezski served as an audit manager for PwC’s technology practice.

Gary D. Isaacs joined the company as director of human resources in September 1998. Mr. Isaacs was promoted to vice president of human resources in April 1999. As of February 8, 2007, Mr. Isaacs was named chief administrative officer responsible for overseeing the company’s corporate resources and information systems functions.

Brian G. Kiernan was promoted to senior vice president, standards in July 1997. As of February 8, 2007, Mr. Kiernan’s title was revised to executive vice president, standards without a change in responsibilities.

Mark A. Lemmo has been the company’s executive vice president, business development and product management since April 2000.

William C. Miller joined the company as senior vice president, programs and engineering in July 2000. As of February 8, 2007, Mr. Miller’s title was revised to executive vice president, programs and customer support without a change in responsibilities.

James J. Nolan joined the company in 1996 and, until his election as senior engineering officer in May 2006, has held a variety of engineering positions including vice president of systems engineering. As of February 8, 2007, Mr. Nolan’s title was revised to executive vice president, engineering without a change in responsibilities. Mr. Nolan has led the company’s technology and product development programs for modems, protocol software and radio designs for multiple wireless standards.

Janet Meenehan Point joined the company in January of 2000, as director of investor relations. In January 2006, she was promoted to senior communications officer for the company, responsible for corporate communications, investor relations, and marketing. As of February 8, 2007, Ms. Point’s title was revised to executive vice president, communications and investor relations without a change in responsibilities.

Lawrence F. Shay joined the company as vice president and general counsel in November 2001, and served as corporate secretary from November 2001 to September 2004. As of February 8, 2007, Mr. Shay’s title was revised to chief legal and government affairs officer without a change in responsibilities. As of January 18, 2008, in addition to being chief legal and government affairs officer, Mr. Shay was appointed president of the company’s patent holding subsidiaries, executive vice president of intellectual property and chief intellectual property counsel. Mr. Shay relinquished the chief legal and government affairs officer title upon the promotion of Mr. Sprecher to general counsel and government affairs officer in March 2008.

Steven W. Sprecher joined the company as deputy general counsel in September 2007, and he was promoted to his current position as general counsel and government affairs officer in March 2008. Prior to joining the company, Mr. Sprecher served as vice president, legal for Mindspeed Technologies, Inc. and its former parent company, Conexant Systems, Inc. (semiconductor manufacturers) from December 1999 to August 2007.

The company’s executive officers are appointed to the offices set forth above to hold office until their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on its review and discussions has recommended to the board of directors that the Compensation Discussion and Analysis be included in this 2008 proxy statement.

COMPENSATION COMMITTEE:

Harry G. Campagna, Chairman
Steven T. Clontz
Robert S. Roath
Robert W. Shaner

Compensation Discussion and Analysis

This Compensation Discussion and Analysis focuses on the company’s compensation strategy, programs and practices for 2007 for the executive officers named in the Summary Compensation Table (named executive officers) that follows this discussion.

Compensation Objectives and Philosophy

The compensation and benefits provided to the company’s named executive officers generally have, as their primary purpose, the attraction, retention and motivation of talented employees who will drive the execution of the company’s strategic plan, encourage stock ownership and create long-term value for shareholders.

The core objectives of the company’s compensation program are to:

•	Provide a uniform and equitable means of recognizing and rewarding named executive officers based on their individual and collective contributions to company, departmental and individual goals with an overarching “pay for performance” philosophy;

•	Provide that all elements of our compensation program (base pay, incentive compensation, equity awards) remain competitive through regular assessments of market conditions, the use of industry-specific surveys, and routine benchmarking of peer company compensation practices and programs; and

•	Incorporate flexibility in order to meet the rapidly changing market dynamics of the telecommunications industry.

The company’s total compensation program is part of an overall strategy to create an environment of collective effort towards common goals, to give each named executive officer a short- and long-term stake in the success of the company, and to reward named executive officers appropriately when company performance meets or exceeds desired objectives. It is the compensation committee’s view that each named executive officer plays a key role in the successful execution of the company’s strategy.

Role of Compensation Committee, Executive Officers and Compensation Consultant in Compensation Decisions

The compensation committee determines the structure and amount of all named executive officer compensation. The committee has final authority with respect to these compensation decisions. The committee considers the recommendations of the chairman of the board in determining the base salary of the chief executive officer and the individual performance component of his annual bonus. As part of the annual performance and compensation review for our named executive officers other than the chief executive officer, the committee considers the chief executive officer’s assessment of each named executive officer’s individual performance, including identification of major individual accomplishments, and his recommendations with respect to their compensation. In addition, the chief executive officer provides an assessment to the compensation committee regarding the extent to which the company achieved corporate goals established under the company’s Annual Employee Bonus Plan and the Long Term Compensation Program (LTCP). From time to time, the compensation committee may also receive information from other executive officers about matters such as compensation trends and changes in the law that may impact the terms of the company’s compensation plans.

The compensation committee has retained CSI to assist the committee by providing relevant market data (including peer group benchmarking) and by making recommendations to the committee regarding the structure and amounts of various components of executive compensation. CSI reports directly to the compensation committee. As discussed above under the heading “How are directors compensated?,” CSI conducts periodic market reviews of the company’s non-management director compensation and provides other advice to the committee on director compensation matters. In addition, from time to time, CSI may advise the board and management on ad hoc basis about discrete compensation-related issues. In May 2006, at the compensation committee’s direction, CSI conducted a market review of the company’s compensation levels for its senior executives. As discussed in more detail below, CSI assessed the competitiveness of the company’s named executive officer compensation as measured against a peer group recommended by CSI.

Elements of Executive Compensation — Overview

The various elements of our compensation program are designed to promote specific compensation objectives, with a view toward furthering the three core objectives of the program, which are described above. The company’s compensation program for its named executive officers includes a mix of current and long-term compensation, both of which have cash and equity components.

The basic components of the named executive officers’ current compensation are:

•	Base salary;

•	Annual bonus;

•	401(k) match;

•	Profit-sharing; and

•	Cash supplemental payment.

Long-term compensation for the named executive officers is paid out under the LTCP, as more fully described below. The LTCP has two components: (1) equity (in the form of time and performance-based RSUs), and (2) a long-term incentive cash award based on the achievement of corporate goals after the completion of cycles that are generally three years in length.

The company does not provide pension or deferred compensation programs to named executive officers, although they have the ability to defer settlement of RSUs. Perquisites (i.e., car allowances, club memberships, etc.) are not paid to any named executive officer. In lieu of perquisites and as a retention incentive, every employee, including the named executive officers, receives a cash supplemental payment equal to 3 1/2% of the employee’s base salary, as discussed further below under “Cash Supplement and Profit-Sharing Program.” The named executive officers participate in a variety of savings, health and welfare plans which are available to all U.S. employees.

The company has not established formal goals or policies for allocating between cash and non-cash compensation for our named executive officers. Similarly, the company has not established formal goals or policies for allocating between current and long-term compensation for our named executive officers. Instead, we believe that the structures of the Annual Employee Bonus Plan and the LTCP, as described in more detail below, result in allocations that are market-competitive, fair and reasonable in this regard.

Current Compensation

Base Salary

Base salary is the guaranteed element of a named executive officer’s annual cash compensation. Base salaries for the company’s named executive officers are designed to attract and retain highly qualified individuals. The compensation committee approves base salaries for the named executive officers annually based on the committee’s assessment of each named executive officer’s individual performance during the prior year and his or her experience and scope of responsibilities within the company. The committee also considers salaries paid to similarly situated executives within the company’s peer group, and information on changes in the Consumer Price Index provided by management.

In 2007, salary adjustments for our named executive officers were based primarily on individual performance and peer group data. Individual adjustments were made after the compensation committee considered the performance of each executive together with job tenure, individual responsibilities, the unique nature of certain positions, and other elements of the individual’s annual cash, total and projected compensation. Salary adjustments for 2007 resulted in an increase of approximately 9% for Mr. Merritt and 4% for each of the other named executive officers, except Mr. McQuilkin, who joined the company in July 2007, and Mr. Shay, whose salary increased by approximately 14% due to a one-time payment of $25,000 in April 2007 based on Mr. Shay’s assumption of management oversight for the company’s patent litigation matters.

Annual Bonuses

Bonus awards are designed to reward the achievement of annual business goals, reward the individual accomplishments of the named executive officers and encourage stock ownership. Bonuses are payable to named executive officers under the company’s Annual Employee Bonus Plan. The targeted annual bonus of each of the company’s named executive officers is set as a percentage of salary. For 2007, that percentage was 57% for the chief executive officer and 40% for the other named executive officers. The amount awarded is based 75% on achievement of annual corporate goals and 25% on individual performance. Distinctions in compensation among the named executive officers have tended to be reflected in the portion of the bonus award attributable to individual performance.

In 2007, the corporate goals were securing additional patent licenses, securing patent/technology licenses providing a specified amount of revenue, managing cash spending to a specified level, building the product business and enhancing the company’s intellectual property portfolio, and strengthening the organization. The specific goals, and the relative weights assigned to each, were as follows:

Goal	Description	Target Weight

Top 5 3G handset license	The number of licensees licensed in the year correspond to the attainment of 0% to 300% of the designated target weight percentage	25%
Non-top 5 handset license	The number of licensees licensed in the year correspond to the attainment of 0% to 100% of the designated target weight percentage	10%
Revenue generation outside patent licensing	The number of modem IP licensees licensed in the year correspond to the attainment of 0% to 100% of the designated target weight percentage	10%
Cash burn	Excluding litigation, arbitration, commissions and other non-operational expenses, hold cash spending below a specified dollar amount to attain between 0% and 100% of the designated target weight percentage	15%
Product business growth	Complete the ASIC on schedule, secure necessary strategic partners, and reach meaningful commercial discussions with potential customers to attain between 0% and 100% of the designated target weight percentage	14%
Acquisitions/investments	Build pipeline of acquisition/investment opportunities customers to attain between 0% and 100% of the designated target weight percentage	8%
IPR positioning	Obtain a minimum number of patented or patentable contributions accepted into the various standards bodies applicable to the company to attain between 0% and 100% of the designated target weight percentage	10%
Organizational development	Complete and implement development plans, rotational assignments and annual organizational reviews to attain between 0% and 100% of the designated target weight percentage	8%
TOTAL		100%

The annual corporate goals are generally structured to challenge management to achieve results that collectively yield a payout at or about 100% of target. However, there tends to be less certainty associated with the company’s ability to achieve goals relating to the execution of patent license and technology agreements consistent with the company’s strategic plan. At the end of 2007, the chief executive officer provided his assessment to the compensation committee regarding the extent to which the company achieved the annual corporate goals. The committee considered this assessment and discussed various other factors that contributed to the company’s successes in areas not identified in the goals enumerated under the plan. These successes included standards submissions well beyond the level anticipated in the annual corporate goals, certain key product development achievements, the company’s 2007 corporate reorganization, proactive litigation management, and management’s overall effective communication with the board. Following discussion among the members, the compensation committee determined that the company achieved 83% of the 2007 annual corporate goals.

In determining annual bonuses for 2007, the compensation committee considered the recommendations of the chairman of the board and reviewed the individual performance component of the chief executive officer’s bonus. For the other named executive officers (excluding Mr. Fagan, who did not receive an annual bonus due to his departure), the compensation committee reviewed the performance assessments provided by the chief executive officer. The compensation committee also has discretion to exercise its judgment based on interactions with each named executive officer. As noted above, the amount awarded as annual bonus is based 75% on achievement of annual corporate goals and 25% on individual performance. The payout under the portion of the annual bonus attributable to individual performance may range from 0 to 150% of the targeted annual bonus amount, depending upon the individual executive’s performance assessment.

Since 1999, the compensation committee has determined that 30% of the annual bonus paid to employees at the vice president level and above, including the named executive officers, be paid in the form of shares of the company’s common stock, which are subject to a two-year restriction on transferability. The purpose of paying a portion of the annual bonus in the form of equity is to enhance senior management stock ownership, thereby fostering the alignment of senior management’s interests with those of our shareholders. Due to the restriction on transfer, the officers also receive a tax gross-up on the value of these bonus shares, which is intended to ensure that the amount of the officers’ annual bonus equals what they otherwise would have received if the bonus were payable entirely in cash.

Savings and Protection Plan (401(k))

The company’s Savings and Protection Plan is a tax-qualified retirement saving plan pursuant to which employees, including the named executive officers, are able to contribute the lesser of 100% of their annual base salary or the limit prescribed by the Internal Revenue Service (IRS) on a pre-tax basis. The company provides a 50% match, paid in shares of company common stock, on the first 6% of an employee’s salary contributed to the 401(k) plan, up to the cap mandated by the IRS.

Cash Supplement and Profit-Sharing Program

The cash supplemental payment provides all employees, including the named executive officers, with an annual cash payment equal to 3 1/2% of their annual base salary, payable quarterly. This program is designed to eliminate the need to provide any perquisites to employees and to serve as a retention incentive. Effective January 1, 2008, all executive level employees, including the named executive officers, have elected not to participate in the cash supplemental payment program for 2008.

In addition, the compensation committee approved a profit-sharing contribution to each employee, including the named executive officers, of 1% of the employee’s base salary up to a cap of $225,000 for 2007, which has been paid in shares of company common stock in the first quarter of 2008.

Long-Term Incentives

The company’s LTCP is designed to incentivize the executive team to achieve strong corporate performance aligned with the company’s long-term strategic plan, to align the interests of the named executive officers with shareholders, and to attract and retain highly qualified individuals. The LTCP is comprised of both equity and cash components that include:

•	Performance-based and time-based RSU awards; and

•	A performance-based cash award.

The LTCP consists of three-year, overlapping cycles. The first cycle under the program covered the period from April 1, 2004 through January 1, 2006 (Cycle 1) and included both RSU and cash components. The second cycle originally covered the period from January 1, 2005 through January 1, 2008 (Cycle 2) and also included both RSU and cash components. In the second quarter of 2005, the compensation committee amended the LTCP to revise only the cash award portion of Cycle 2 to cover a 3 1/2 year period from July 1, 2005 through January 1, 2009 (Cycle 2a). The compensation committee amended the LTCP because it believed that several events, including the conclusion of a major arbitration that would have had a significant one-time effect on achievement of corporate goals, and the appointment of a new chief executive officer, warranted the establishment of new long-term goals, and because the parallel cycles that previously existed resulted in erratic expense patterns for the company every other year. The RSU component of the third cycle (RSU Cycle 3) began on January 1, 2007 and runs through January 1, 2010; the cash component of the third cycle (Cash Cycle 3) began on January 1, 2008 and runs through January 1, 2011.

Participants may earn a pro-rata portion of their awards under the LTCP in the event of death, disability, retirement or if the company terminates their employment without cause. Participants also may earn their full awards in the event of a “change in control.”

Equity Awards

Each named executive officer receives an RSU award under the LTCP based on a percentage of their base salary at the time of grant. Awards under the LTCP are paid out at the end of each three-year cycle for all executive participants. Until 2006, the equity component of the LTCP consisted solely of time-based RSUs. To more closely align management’s compensation with corporate performance, in August 2006, members of senior management were offered the opportunity to exchange 50% of their then-current time-based RSUs (from Cycle 2) for an equal number of performance-based RSUs, with the level of payout tied to the company’s achievement of pre-approved performance goals established by the compensation committee. All the named executive officers participated in this exchange offer, other than Mr. McQuilkin, who joined the company in July 2007 and was therefore not eligible to participate in the LTCP’s Cycle 2 equity award program. In December 2006, the LTCP was amended so that, beginning with the January 1, 2007 grant (RSU Cycle 3), executives now receive 50% of their RSU grant as performance-based RSUs and 50% as time-based RSUs.

Under the performance-based RSU component of the LTCP, 100% achievement of the corporate goals set by the compensation committee results in a 100% payout of the performance-based RSU incentive target amounts. For each 1% change above or below 100% achievement, the actual award amount is adjusted by four percentage points, with a minimum payout of 80% of target and a maximum payout of 300%. For performance that falls below 80% of target, no RSU payout would occur.

Cycle 2

The amount of the RSU grant (both time and performance-based) made January 1, 2005 (Cycle 2), for each named executive officer (other than Mr. McQuilkin, who did not join the company until July 2007), was based on the following percentages of base salary:

Percentage of
Named Executive Officer	Base Salary

William J. Merritt	120%
Bruce G. Bernstein	80%*
Mark A. Lemmo	90%
Lawrence F. Shay	80%
Richard J. Fagan	90%**

*	Mr. Bernstein joined the company in June 2005, at which time his prorated award was calculated using 80% of his base salary.

**	Mr. Fagan’s original Cycle 2 RSU grant (both time and performance-based) was subsequently pro-rated based on his departure date.

For Cycle 2, in order to receive a payout under the performance-based equity component of the LTCP, the company had to achieve the associated goal, involving the execution of certain agreements providing revenue from 3G terminal units, by January 15, 2008. This goal was structured to challenge management to achieve a sufficient number and type of agreements to result in a payout at or about 100% of target. The compensation committee reviewed progress toward this goal as of January 15, 2008 and authorized a payout at the 20% level. The time-based portion of the Cycle 2 RSU grant vested in full on January 1, 2008.

Cycle 3

The amount of the RSU grant (both time and performance-based) made January 1, 2007 (RSU Cycle 3), for each named executive officer was based on the following percentages of base salary:

Percentage of
Named Executive Officer	Base Salary

William J. Merritt	120%
Scott A. McQuilkin	80%*
Bruce G. Bernstein	80%
Mark A. Lemmo	90%
Lawrence F. Shay	90%
Richard J. Fagan	90%**

*	Mr. McQuilkin’s prorated RSU award under RSU Cycle 3 was based on 80% of his salary on July 9, 2007, his date of hire.

**	Mr. Fagan’s RSU award under this cycle has since been cancelled due to his departure.

The goals associated with RSU Cycle 3, which began on January 1, 2007, focus on elements of the company’s strategic plan that relate to our technology solutions and fabrication-outsourced products and are comprised of: (1) number of design wins (50% of goal), and (2) the volume of fabrication-outsourced or IP customer unit shipments made within the performance period (50% of goal). The payout may exceed or be less than the targeted percentage of base salary depending on the company’s level of goal achievement, or there may be no payout at all if the company fails to meet the minimum performance goals for the cycle.

Effective with his promotion on January 1, 2008, to executive vice president of intellectual property and chief intellectual property counsel, Mr. Shay’s base salary percentage, which will be used for future RSU award calculations, was increased from 90% to 100%. All executive officers (other than Mr. Merritt and Mr. Shay) will have a target RSU award of 90% of base salary in future program cycles once they have served in their respective capacities for three consecutive years. Mr. Merritt’s target RSU award percentage is higher than that of the other named executive officers due to his position as president and chief executive officer of the company.

Cash Awards

The cash portion of the LTCP provides performance-based cash awards to the named executive officers based on the company’s achievement of pre-approved performance goals established by the compensation committee for each program cycle. As with the equity component discussed above, each participant’s target award is established as a percentage of their base salary in effect at the start of each cycle and a payout is based on the company’s achievement of the applicable long-term goals. For Cycle 2a, the percentages of July 1, 2005 base salaries used to calculate the LTCP cash awards were as follows:

Named Executive Officer	Percentage of Base Salary

William J. Merritt	120%
Scott A. McQuilkin	80%*
Bruce G. Bernstein	80%
Mark A. Lemmo	90%
Lawrence F. Shay	80%
Richard J. Fagan	90%**

*	Mr. McQuilkin’s prorated award under Cycle 2a was based on 80% of his salary on July 9, 2007, his date of hire.

**	Mr. Fagan’s award under this cycle has been prorated to his departure date.

The objectives underlying the goals established for the Cycle 2a cash award are to drive the company’s strategic plan and complement the annual bonus plan goals. The goals associated with Cycle 2a are: (1) to achieve patent licensing/technology solution revenue coverage at a specified target percentage of the 3G market on terms consistent with our strategic plan; (2) generate a specified amount of free cash flow over the period; and (3) expand the company’s business beyond 3G baseband through execution of additional agreements.

The LTCP cash goals are generally structured to challenge management to achieve results that collectively yield a payout at or about 100% of target. The payout may exceed or be less than the targeted percentage of base salary depending on the company’s level of goal achievement, or there may be no payout at all if the company fails to meet the minimum performance goals for the cycle.

Factors Considered in Setting Compensation

In establishing compensation for the named executive officers, the compensation committee exercises its judgment after considering the following factors:

•	Company performance relative to established corporate goals;

•	Compensation levels at our peer group companies; and

•	The individual performance of the named executive officers.

In evaluating the accomplishment of 2007 goals and related compensation awards for named executive officers, the compensation committee considered the company’s strong performance during 2007. During 2007, the company delivered solid financial results, significantly matured the patent licensing business, and successfully brought the SlimChip family of mobile broadband modem solutions to market. The compensation committee also considered the extent to which the company achieved corporate goals established under the company’s Annual Employee Bonus Plan and the LTCP, as well as the chief executive officer’s assessment regarding the company’s achievement of the corporate goals. The committee determined that the company achieved 83% of the 2007 corporate goals under the Annual Employee Bonus Plan.

The compensation committee also considered the compensation practices of other companies in the telecommunications/communications industry. Consistent with the core objectives of the company’s compensation program, the compensation committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the compensation committee reviews data on peer group companies to gain a general perspective on the compensation levels and practices at these companies and to assess the relative competitiveness of the compensation paid to the company’s named executive officers. The peer group data serve as a reference point and guideline for the compensation committee in evaluating competitiveness; the committee does not target compensation for individual named executive officers to specific benchmarks. As discussed above, the compensation committee has engaged CSI to assist it in the process of identifying peer group companies and gathering information on their practices. As part of the market review conducted in 2006, CSI identified a peer group that included 17 companies generally from the technology/communications industry sector, including several companies that had patent/licensing components to their businesses. The peer group companies had annual revenues ranging from $70 million to

$1.1 billion, with median revenue of approximately $235 million, which is slightly larger than the company’s revenues of $163 million for the previous fiscal year. The companies comprising the peer group were:

Critical Path, Inc.	Anaren, Inc.
Globecomm Systems Inc.	Rambus Inc.
Stratex Networks, Inc.	DSP Group, Inc.
Macrovision Corporation	CalAmp Corp.
C-COR Incorporated	Harmonic Inc.
Comtech Telecommunications Corp.	Infospace, Inc.
Viasat, Inc.	Tekelec
REMEC, Inc.	Powerwave Technologies, Inc.
Headwaters Incorporate

CSI gathered available information about individual positions, elements of compensation and overall compensation at the peer group companies and provided the compensation committee with this data, which the compensation committee reviewed. Overall, total compensation for the company’s named executive officers was close to the median (+/− 5%) for companies in the $150 million — $200 million revenue group. Although the compensation committee does not specifically target the median in setting compensation for the named executive officers, the company’s practice has been to pay at the median for comparable roles in the marketplace in order to attract, retain and motivate talented leaders.

The third factor that the compensation committee considered in determining compensation for our named executive officers in 2007 was individual performance, including the chief executive officer’s assessment of the other named executive officers’ individual performance. The compensation committee considered individual performance when setting both base salaries and the amount of the named executive officers’ annual bonuses which, as discussed below, are based 25% on individual performance. Specifically:

•	With respect to Mr. Merritt, the company’s president and chief executive officer, the compensation committee considered that Mr. Merritt continued to perform an outstanding job in leading the company and running its business in 2007. In addition, Mr. Merritt was responsible for overseeing a number of high-profile litigation matters and working to bring these matters to a resolution. Mr. Merritt also was successful in moving certain important product initiatives forward, including the SlimChip design program. In addition to Mr. Merritt’s individual accomplishments during 2007, the compensation committee considered that his salary for 2006 was on the lower end of the salary range for chief executives in the company’s peer group.

•	With respect to Mr. Bernstein, the company’s chief intellectual property officer, the compensation committee considered that Mr. Bernstein has displayed excellent technical and communication skills. Mr. Bernstein’s major accomplishments in 2007 included resolving two key patent licensing issues, effectively managing important litigation matters, and developing strong contacts in the patent community.

•	With respect to Mr. McQuilkin, the company’s chief financial officer, in determining the amount of Mr. McQuilkin’s annual bonus for 2007, the compensation committee considered that Mr. McQuilkin substantially upgraded the company’s strategic valuation process and business modeling. The committee also considered his success in strengthening the finance organization and bringing a heightened sense of fiscal discipline to the company. The compensation committee approved the base salary of Mr. McQuilkin in advance of his joining the company in July 2007. Factors that the compensation committee considered in determining Mr. McQuilkin’s base salary included his compensation package at his prior position, prevailing market rates, and internal consistency relative to compensation of the company’s other named executive officers.

•	With respect to Mr. Lemmo, the company’s executive vice president, business development and product management, the compensation committee considered that Mr. Lemmo demonstrated strong deal-making skills and a solid understanding of market dynamics. In addition, Mr. Lemmo was effective in advocating for the company’s products in the marketplace, including playing a significant role in positioning the company’s semiconductor business in the marketplace. Mr. Lemmo also completed a major deal and reached agreement on two additional key deals in 2007.

•	With respect to Mr. Shay, the company’s president, InterDigital patent holding subsidiaries and executive vice president of intellectual property and chief intellectual property counsel, the compensation committee considered that Mr. Shay continued to serve as an outstanding general counsel to the company, demonstrating broad legal knowledge and excellent judgment and decision-making abilities. Mr. Shay also excelled in the government affairs function while continuing to provide counsel to the company, and he assumed management oversight of the company’s patent litigation matters.

•	With respect to Mr. Fagan, former chief financial officer of the company, the compensation committee considered Mr. Fagan’s strong credibility with the investment community, his significantly increased role in strategic planning, particularly financial modeling and capital structure work, and his successful implementation of Sarbanes-Oxley-related internal control initiatives.

As a result of these factors, base salary and annual bonuses for the named executive officers increased during 2007 as compared to 2006. Mr. Fagan did not receive an annual bonus for 2007 due to his departure from the company in August 2007.

Grant Practices

The timing and amount of the grants under the Annual Employee Bonus Plan and the LTCP are formulaic. In the case of the Annual Employee Bonus Plan, as discussed above, the compensation committee has elected, over the past nine years, to award 30% of the annual bonus earned by employees at the vice president level or above, including the named executive officers, in the form of stock, bearing a two-year restriction on transferability. At the direction of the compensation committee, the number of shares awarded is calculated by dividing the applicable dollar amount by the closing fair market value of the company’s common stock on the last business day immediately preceding the payroll date on which bonuses are paid to all employees.

In the case of the LTCP, the terms and conditions of the program provide that RSU grant values are calculated as a target percentage of the named executive officer’s base salary at either the beginning of the cycle or their date of hire. This amount is then divided by the fair market value of the company’s common stock at the beginning of the cycle or the date of hire to determine the number of RSUs to be granted. For example, if a named executive officer’s target RSU award value is equal to 90% of a $250,000 base salary (or $225,000), and the closing fair market value of our common stock on the last business day of the year prior to the commencement of a new cycle is $30, the named executive officer would automatically be granted 7,500 RSUs on the first day of the new cycle. Half of the total award, or 3,750 RSUs, would be time-based, with the remaining half being performance-based.

The compensation committee believes that the procedures described above for setting the grant date of equity awards provides assurance that the grant timing does not take advantage of material non-public information.

2008 Compensation Decisions

In January 2008, the compensation committee increased the 2008 base salary for all named executive officers, as described below:

•	William J. Merritt, president & chief executive officer — $500,000

•	Scott A. McQuilkin, chief financial officer — $294,250

•	Bruce G. Bernstein, chief intellectual property officer — $290,400

•	Mark A. Lemmo, executive vice president, business development & product management - $304,365

•	Lawrence F. Shay, president, InterDigital patent holding subsidiaries, executive vice president of intellectual property & chief intellectual property counsel — $310,000

The increases in base salaries over 2007 levels are based on the compensation committee’s consideration of the named executive officers’ continued excellent individual performance during 2007, information about compensation levels at peer group companies based on a market review that CSI completed in June 2007, the promotion of Mr. Shay, and changes in the Consumer Price Index. No significant changes were made from 2007 in establishing 2008 performance goals under the Annual Employee Bonus Plan or in the company’s goals for the Cash Cycle 3 under the LTCP, which began on January 1, 2008.

Impact of Tax Treatment

Section 162(m) of the Internal Revenue Code generally limits the company’s tax deduction for compensation paid to its chief executive officer and other named executive officers (excluding the chief financial officer) to $1 million per person in any tax year. Qualified performance-based compensation is not subject to the deduction limit if specified requirements are met. The compensation committee has considered the effects of Section 162(m) when implementing compensation plans and taking into account whether preserving the tax deductibility of compensation to named executive officers could impair the operation and effectiveness of the company’s compensation programs. However, the committee believes it is important to maintain flexibility to make adjustments in the company’s LTCP, despite the fact that in the future certain amounts paid to executives in excess of $1 million may not be deductible. For 2007, there was no compensation paid in excess of the $1 million threshold under 162(m).

Stock Ownership Guidelines

To align the interests of senior officers with those of our shareholders, the company has established minimum stock ownership guidelines for senior officers. Individuals are expected to meet their targets within five years of the date they become subject to the guidelines. The compensation committee established the guidelines with the advice of CSI, and the committee monitors compliance with the guidelines on an annual basis. Qualifying ownership includes common stock, including that held through the company’s 401(k) plan, restricted stock and RSUs. The chief executive officer’s target ownership is set at an amount of company common stock equal in value to four times his current annual base salary. Other officers are expected to own company stock approximately equivalent in value to a specified multiple of either one, two or three times their current annual base salary, depending upon their position in the company. All of the named executive officers were in compliance with the guidelines as of December 31, 2007.

Employment Agreements

The company has entered into employment agreements with each of the named executive officers that provide severance payments and benefits in the event of termination of employment under specified circumstances, including termination of the executive’s employment within one year after a “change of control.” Severance payments and benefits provided under the employment agreements are used to attract and retain executives in a competitive industry that has experienced ongoing consolidation and to ease an individual’s transition in the event of an unexpected termination of employment due to changes in the company’s needs. Information regarding the nature and circumstances of payouts upon termination is provided under the heading “Potential Payments Upon Termination or Change in Control.”

Summary Compensation Table

The following table contains information concerning compensation awarded to, earned by, or paid to our named executive officers in the last two years. Our named executive officers include our chief executive officer, chief financial officer and our three other most highly compensated executive officers who served the company during 2007. Additional information regarding the items reflected in each column follows the table. All such compensation was attributable to services rendered to the company and its subsidiaries during fiscal 2007.

					Non-Equity
				Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

William J. Merritt,	2007	468,000	237,416	262,506	144,000	72,268	1,184,190
President and Chief	2006	429,167	188,056	202,329	144,000	61,318	1,024,870
Executive Officer
Scott A. McQuilkin,	2007	131,310	47,140	67,010	36,667	15,788	297,915
Chief Financial Officer(6)	2006	—	—	—	—	—	—
Bruce G. Bernstein,	2007	284,700	93,666	108,589	70,667	37,734	595,356
Chief Intellectual	2006	273,745	70,490	70,667	70,667	33,372	518,941
Property Officer(7)
Mark A. Lemmo, Sr.	2007	295,500	103,130	126,631	82,350	39,974	647,585
Executive Vice President,	2006	284,107	70,317	82,350	82,350	33,863	552,987
Business Development and Product Management
Lawrence F. Shay,	2007	291,400	98,302	105,654	65,734	38,008	599,098
President, InterDigital	2006	256,114	69,791	65,733	65,733	32,780	490,151
Patent Holding Subsidiaries, Executive Vice President of
Intellectual Property and Chief Intellectual Property Counsel(8)
Richard J. Fagan,	2007	185,563	—	(35,072)	51,550	14,948	216,989
Former Chief	2006	285,450	80,639	82,500	82,500	35,927	567,016
Financial Officer(9)

(1)	Amounts shown reflect the annual base salary for each named executive officer during 2007. Salary increases for named executive officers generally take effect January 1 of each year.

(2)	Amounts reported for each named executive officer in 2007 include the value of bonuses paid under the company’s Annual Employee Bonus Plan, 30% of which is paid in the form of stock that is subject to a two-year restriction on transferability. A gross-up for taxes due on the issuance of the restricted stock is also paid on behalf of recipients, the amount of which is reflected in the All Other Compensation column of this Summary Compensation Table. Bonuses are accrued but not paid until the following year.

(3)	Represents the dollar value of time-based and performance-based RSUs computed in accordance with FAS 123R (excluding risk of forfeiture) determined using the closing price of the company’s common stock on the date of grant. For additional information relating to assumptions used in determining such value, see Note 10 (Compensation Plans and Programs) to the Consolidated Financial Statements set forth in the company’s annual report on Form 10-K for the year ending December 31, 2007.

(4)	Amounts reflect cash awards accrued during 2007 under the LTCP for Cycle 2a (which covers the period from July 1, 2005 to January 1, 2009).

(5)	The following table describes each component of the “All Other Compensation” column in the Summary Compensation Table for fiscal 2007:

			Payments Relating
		Annual Cash	to Employee Savings	Life Insurance
	Tax Payments	Supplement	Plan	Premiums	Total
Named Executive Officer	($)(a)	($)(b)	($)(c)	($)(d)	($)

William J. Merritt	46,541	16,223	9,000	504	72,268
Scott A. McQuilkin	9,241	2,190	4,063	294	15,788
Bruce G. Bernstein	18,362	9,868	9,000	504	37,734
Mark A. Lemmo	20,217	10,253	9,000	504	39,974
Lawrence F. Shay	19,270	9,234	9,000	504	38,008
Richard J. Fagan	—	7,694	6,750	504	14,948

(a)	Represents amounts paid in respect of taxes due upon issuance of restricted stock issued as part of each named executive officer’s 2007 annual bonus which was paid on February 15, 2008.

(b)	The annual cash supplement is a retention incentive, payable to all company employees in an amount equal to 3 1/2% of the employee’s base salary, paid in quarterly installments, in arrears, provided the individual remains employed at the time of each installment. See “Cash Supplement and Profit-Sharing Program” for a description of this program.

(c)	Represents company contributions, both matching and profit-sharing, which are made to all company employees’ 401(k) savings accounts under the company’s Savings and Protection Plan. 401(k) matching contributions in 2007 for the named executive officers were as follows: Mr. Merritt, $6,750; Mr. McQuilkin, $2,750; Mr. Bernstein, $6,750; Mr. Lemmo, $6,750; Mr. Shay, $6,750; and Mr. Fagan, $6,750. 401(k) profit-sharing contributions in 2007 for the named executive officers were as follows: Mr. Merritt, $2,250; Mr. McQuilkin, $1,313; Mr. Bernstein, $2,250; Mr. Lemmo, $2,250; and Mr. Shay, $2,250. Mr. Fagan did not receive a 401(k) profit-sharing contribution due to his departure from the company. See “Savings and Protection Plan” for a description of the company’s Savings and Protection Plan.

(d)	This column reports premium amounts paid by the company for group term life insurance.

(6)	Mr. McQuilkin was hired as chief financial officer and became an executive officer of the company in July 2007.

(7)	Mr. Bernstein assumed his current position of chief intellectual property officer in January 2008. Compensation for 2006 and 2007 reflects compensation Mr. Bernstein earned as chief intellectual property and licensing officer.

(8)	Mr. Shay assumed his current position of president, InterDigital patent holding subsidiaries, executive vice president of intellectual property and chief intellectual property counsel in January 2008. Compensation for 2006 and 2007 reflects compensation Mr. Shay earned as chief legal officer and government affairs. In April 2007, the compensation committee approved a one-time payment of $25,000 to Mr. Shay based on Mr. Shay’s assumption of management oversight for the company’s patent litigation matters. This payment is reported as a part of Mr. Shay’s salary for 2007.

(9)	Mr. Fagan ceased to be an executive officer of the company in August 2007. The negative value reflected under the Stock Awards column for 2007 represents a correction to prior years’ amortization expense related to performance-based RSUs that Mr. Fagan forfeited upon his departure from the company.

Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards of restricted stock units (RSUs), restricted stock (RS), and performance share units (PSUs), and the awards under the cash component of the Annual Employee Bonus Plan (AEBP) made to the named executive officers for the year ending December 31, 2007. Each of these types of awards is discussed in the Compensation Discussion and Analysis above.

									All Other
			Estimated Possible			Estimated Future			Stock
			Payouts Under			Payouts Under			Awards:	Closing	Grant
			Non-Equity Incentive			Equity Incentive Plan			Number of	Price on	Date Fair
	Type		Plan Awards (1)			Awards (2)			Shares of	Grant	Value of
	of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Date	Stock
Name	Award	Date	($)	($)	($)	(#)	(#)	(#)	Units(#)(3)	($/Sh)	Awards($)(4)

William J. Merritt	RSU	1/1/2007							8,370	33.55	280,814
	PSU	1/1/2007				0	8,369	25,107		33.55	280,780
	RS	2/14/2007							1,629	34.63	56,412
	AEBP		0	186,732	350,123
Scott A. McQuikin	RSU	7/9/2007							2,861	31.91	91,295
	PSU	7/9/2007				0	2,861	8,583		31.91	91,295
	AEBP		0	36,767	68,938
Bruce G. Bernstein	RSU	1/1/2007							3,395	33.55	113,902
	PSU	1/1/2007				0	3,394	10,182		33.55	113,869
	RS	2/14/2007							611	34.63	21,159
	AEBP		0	79,716	149,468
Mark A. Lemmo	RSU	1/1/2007							3,964	33.55	132,992
	PSU	1/1/2007				0	3,963	11,889		33.55	132,959
	RS	2/14/2007							609	34.63	21,090
	AEBP		0	82,740	155,138
Lawrence F. Shay	RSU	1/1/2007							3,573	33.55	119,874
	PSU	1/1/2007				0	3,573	10,719		33.55	119,874
	RS	1/1/2006							605	34.63	20,951
	AEBP		0	74,592	139,860
Richard J. Fagan	RS	2/14/2007							699	34.63	24,206

(1)	Represents the potential annual performance-based incentive cash payments each executive could earn in 2007. These awards were granted under our Annual Employee Bonus Plan. Actual amounts earned in 2007 were based on the 2007 objectives established by the compensation committee at its January 15, 2007 meeting. At the time of the grant, the incentive payment could range from the threshold amount to the maximum amount depending on whether 2007 objectives were met or exceeded. The actual amounts paid in 2008, based on the level of attainment of 2007’s objectives, are set forth in the Summary Compensation Table under the column “Bonus.” The cash-based portion may be determined by multiplying the amount shown by 70%.

(2)	Represents performance-based RSUs granted under RSU Cycle 3 of the company’s LTCP on January 1, 2007. The number of performance-based RSUs granted in 2007 that will ultimately vest on or around January 15, 2010 could range from the threshold amount to the maximum amount depending on whether the performance objectives established by the compensation committee are met or exceeded.

(3)	Represents either time-based RSUs or restricted stock.

(4)	Grant date fair value for time-based RSUs and PSUs is determined in accordance with FAS 123R. This grant date fair value related to RSU awards is expensed over the vesting period of the awards under FAS 123R and is reflected in the Summary Compensation Table in the year it is expensed. See Notes 10 and 11 to our audited financial statements included in our annual reports on Form 10-K for 2007 and 2006, respectively, for the assumptions used in valuing and expensing the RSU awards in accordance with FAS 123R. We do not recognize any expense related to PSU awards until the compensation committee has determined that, at a minimum, target performance has been achieved such that there will be an actual payout. At the time that determination is made, we record a catch-up adjustment through the determination date and recognize the remaining expense over the remaining life of the award.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for our named executive officers at December 31, 2007. The amounts shown reflect outstanding equity awards granted under one of the following plans: the 1995 Stock Option Plan, the 1999 Restricted Stock Plan or the 2000 Stock Award and Incentive Plan.

						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
								Number	Value of
							Market	of Unearned	Unearned
	Option Awards(1)					Number of	Value of	Shares,	Shares,
			Number of			Shares or	Shares or	Units or	Units or
			Securities			Units of	Units of	Other	Other
			Underlying			Stock That	Stock That	Rights	Rights
			Unexercised	Option		Have Not	Have Not	That Have	That Have
			Options	Exercise	Option	Vested	Vested	Not Vested	Not Vested
			Exercisable	Price	Expiration	(#)	($)	(#)	($)
Name	Grant Date		(#)	($)	Date	(2)	(3)	(4)	(5)

William J. Merritt	01/01/07					8,370	195,272
	01/01/07							8,369	195,249
	01/01/05					6,657	155,308
	01/01/05	(6)						1,332	31,076
	05/05/05	(7)				4,080	95,186
	05/05/05	(8)				3,334	77,782
	05/05/05	(6)						816	19,037
	12/20/01		25,000	9.60	12/20/11
	07/12/01		40,000	12.07	07/12/11
	01/29/01		25,000	13.19	01/29/11
	12/27/00		4,000	5.25	12/27/10
	03/30/00		20,000	25.25	03/29/10
	10/14/99		25,000	6.00	10/13/09
Scott A. McQuilkin	07/09/07	(9)				5,000	116,650
	07/09/07	(10)				2,861	66,747
	07/09/07	(10)						2,861	66,747
Bruce G. Bernstein	01/01/07					3,395	79,205
	01/01/07							3,394	79,182
	06/20/05		13,334	17.59	06/20/15
	06/20/05	(11)				5,106	119,123
	06/20/05	(6)						1,021	23,820
Mark A. Lemmo	01/01/07					3,964	92,480
	01/01/07							3,963	92,457
	01/01/05					5,589	130,391
	01/01/05	(6)						1,118	26,083
	12/20/01		14,000	9.60	12/20/11
	03/30/00		20,000	25.25	03/29/10
Lawrence F. Shay	01/01/07					3,573	83,358
	01/01/07							3,573	83,358
	01/01/05					4,461	104,075
	01/01/05	(6)						892	20,810
	08/27/02		3,000	8.90	08/27/12
	08/23/02		6,000	9.00	08/23/12
	12/20/01		5,000	9.60	12/20/11
	11/12/01		8,000	8.43	11/12/01
Richard J. Fagan	—		—	—	—	—	—	—	—

(1)	Commencing in 2004, the awarding of stock options was limited to only newly hired employees. In 2006, the company began awarding only RSUs to newly-hired employees. All option exercise prices reflected in the table above represent 100% of the closing price per share of our common stock on the date of grant. At December 31, 2007, all named executive officer option awards were fully vested and exercisable. All option awards reflected in the table above were granted for ten-year terms, ending on the option expiration date set forth in the table.

(2)	The amounts shown represent awards of time-based RSUs granted to the named executive officers. Except as provided in footnotes (8) and (9), these awards were made pursuant to the company’s LTCP. All awards granted January 1, 2005, as well as Mr. Merritt’s May 5, 2005 award of 4,080 RSUs and Mr. Bernstein’s June 20, 2005 award, vested in full on January 1, 2008, the end date of Cycle 2. All awards granted January 1, 2007, the start date for RSU Cycle 3, are scheduled to vest in full on January 1, 2010.

(3)	The values shown in this column were determined using a per share price of $23.33, the closing price of our common stock on December 31, 2007.

(4)	The amounts shown represent awards of performance-based RSUs granted to the named executive officers and were made pursuant to the LTCP. All awards shown as being granted in 2005 vested in full on January 15, 2008 and represent 20% achievement of the original target award. See footnote (6) for additional details related to these awards. Subject to accelerated vesting as described under the caption “Potential Payments on Termination or Change in Control,” performance-based RSUs granted in 2007 vest on or about January 15, 2010 in a range from 0 to 300% of the target values shown based on the achievement of specific performance goals.

(5)	The values shown in this column were determined using the target level of performance-based RSUs and a per share price of $23.33, the closing price of our common stock on December 31, 2007.

(6)	In August 2006, the company’s senior management was offered the opportunity to exchange 50% of their then current time-based RSUs awarded under Cycle 2 for an equal number of performance-based RSUs. All named executive officers participated in the exchange offer, other than Mr. McQuilkin, who joined the company in July 2007 and was therefore not eligible to participate in the LTCP’s Cycle 2 equity award program.

(7)	This amount represents an adjustment to Mr. Merritt’s original January 1, 2005 award resulting from his promotion to president and chief executive officer.

(8)	This amount represents the remaining unvested portion of a 10,000 RSU “promotion” award granted to Mr. Merritt in connection with his promotion to president and chief executive officer and will vest in May 2008.

(9)	This amount represents a “new hire” award granted to Mr. McQuilkin in association with his joining the company as chief financial officer. This award will vest annually, in three equal installments, beginning in 2008 on the anniversary of his hire date.

(10)	These amounts, granted to Mr. McQuilkin on his hire date, represent prorated awards under RSU Cycle 3, which began on January 1, 2007.

(11)	This amount, granted to Mr. Bernstein on his hire date, represents a prorated award under Cycle 2, which began on January 1, 2005.

Option Exercises and Stock Vested in 2007

The following table sets forth information concerning stock options exercised and stock awards vested during 2007 for our named executive officers.

	Option Awards
	Number of Shares		Stock Awards
	Acquired on	Value Realized on	Number of Shares	Value Realized on
	Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

William J. Merritt	35,000	584,900	5,464	184,144
Scott A. McQuilkin	—	—	—	—
Bruce G. Bernstein	—	—	—	—
Mark A. Lemmo	60,000	1,513,398	2,026	70,343
Lawrence F. Shay	8,000	212,560	1,785	61,975
Richard J. Fagan	30,000	795,750	4,092	119,079

(1)	The value shown reflects the total pre-tax value realized by the officers (number of shares exercised times the difference between the closing price of our common stock on the exercise date and the exercise price). Value from these option exercises was only realized to the extent our stock price increased relative to the stock price on grant date (the exercise price).

(2)	The value shown reflects the final pre-tax value realized by the officers upon the vesting of restricted stock or time-based RSUs (number of shares vested times the closing price of our common stock on the vesting date).

Potential Payments on Termination or Change in Control

Named Executive Officer Employment Agreements

Each of the current named executive officers has entered into an employment agreement with the company that provides severance pay and benefits, among other things, in certain events of termination of employment, as described below.

Pursuant to the terms of the LTCP, if the executive’s employment terminates in the event of long-term disability, death, absenteeism or without cause (each as described below), the executive is entitled to a pro-rata portion of any RSU awards (both time-based and performance-based) and cash award. Pursuant to the terms of the Annual Employee Bonus Plan that require an employee to be working actively at the time of the payout (unless involuntarily terminated other than for intentional wrongdoing after the end of the plan year, but before the bonus was paid), the executive would not be eligible to receive a bonus under the plan, although we retain the right to make exceptions to the eligibility requirements of the plan and have done so in the past. Any rights that executives have under these plans in connection with other termination scenarios are discussed below in connection with the relevant scenario.

Termination for Long-Term Disability

The company may terminate the employment of a named executive officer in the event of his long-term disability (as that term is defined in our Long-term Disability Plan), such that he is not otherwise qualified to perform the essential functions of his job either with or without reasonable accommodation. In the event the executive’s employment terminates due to a long-term disability, the executive is entitled to receive:

•	All accrued but unpaid (as of the date of termination) base salary;

•	Benefits that are provided to our similarly situated executive employees, including without limitation, medical and dental coverage, optional 401(k) participation and expense reimbursement (Benefits); and

•	Other forms of compensation and bonus payable or provided in accordance with the terms of any then existing compensation, bonus or benefit plan or arrangement, including payments prescribed under any disability or life insurance plan or arrangement (Other Compensation).

In addition, provided that the executive executes our standard termination letter, which includes, among other things, a broad release of all claims against us and a reiteration of his confidentiality and other post-termination obligations (Termination Letter), he is entitled to receive, for a period of one year (18 months in the case of Mr. Merritt) following termination: (1) regular installments of base salary at the rate in effect at the time of termination, reduced by the amount of payments received for this period pursuant to any Social Security entitlement or any long-term disability or any other employee benefit plan, policy or program maintained to provide benefits in the event of disability in which the executive was entitled to participate at the time of termination, and (2) medical and dental coverage on terms and conditions comparable to those most recently provided to him.

Termination by Death

In the event of the termination of an executive’s employment due to death, the company will pay to the executive’s executors, legal representatives or administrators an amount equal to the accrued but unpaid portion of the executive’s base salary, Benefits and Other Compensation up through the date on which he dies. The executive’s executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which the executive is a participant as our employee, and to exercise any rights afforded under any compensation or benefit plan then in effect.

Termination for Cause

The company may terminate an executive’s employment at any time for “cause” upon the occurrence of any of the following: (1) any material breach by the executive of any of his obligations under his employment agreement that is not cured within 30 days after he receives written notification from the company of the breach, or (2) other conduct of the executive’s involving any type of willful misconduct with respect to the company, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony. In the event of a termination of the executive’s employment for cause, the executive is entitled to receive all accrued but unpaid (as of the effective date of termination) base salary, Benefits and Other Compensation.

Pursuant to the terms of the LTCP, the executive forfeits any rights under the LTCP and Annual Employee Bonus Plan if his employment terminates for cause.

Termination Without Cause

The company may terminate an executive’s employment at any time, for any reason, without cause upon 30 days prior written notice to the executive. In the event of a termination without cause, the executive is entitled to receive all accrued but unpaid (as of the effective date of termination) base salary, Benefits and Other Compensation. In addition, provided he executes a Termination Letter, the executive is entitled to receive: (1) severance in an amount equal to his base salary, and (2) medical and dental coverage on terms and conditions comparable to those most recently provided to him, both for the period of one year (18 months in the case of Mr. Merritt) commencing upon the date of termination. In addition, Mr. Merritt’s employment agreement provides that he is also entitled to receive additional severance equal to the total amount of 50% of his target bonus for the year in which the termination occurs, payable in equal installments over a period of 18 months after the date of termination.

Termination for Absenteeism

The company may terminate an executive’s employment in the event that he is absent for more than 150 days within any 12-month period. In the event of termination due to absenteeism, the executive is entitled to receive all accrued but unpaid (as of the date of such termination) base salary, Benefits and Other Compensation. In addition, provided he executes a Termination Letter, he is entitled to receive, for a period of one year (18 months in the case of Mr. Merritt) following termination: (1) regular installments of base salary at the rate in effect at the time of termination, reduced by the amount of payments received for this period pursuant to any Social Security entitlement or any long-term disability or any other employee benefit plan, policy or program maintained to provide benefits in the event of disability in which the executive was entitled to participate at the time of termination, and (2) medical and dental coverage on terms and conditions comparable to those most recently provided to him. In addition, Mr. Merritt’s employment agreement provides that he is also entitled to receive an additional severance amount equal to the total amount of 50% of his target bonus for the year in which termination occurs, payable in equal installments over a period of 18 months after the date of termination.

Termination by the Executive

An executive may terminate his employment with us at any time, for “good reason” or without “good reason,” provided that the date of termination is at least 30 days after the date he gives written notice of the termination to the company. For this purpose, “good reason” means: (1) the company’s failure to pay in a timely manner the executive’s base salary or any other material form of compensation or material benefit to be paid or provided to him under his employment agreement, or (2) any other material breach of our obligations under his employment agreement that is not cured within 30 days after the company receives written notification from the executive of the breach. In the event that the executive terminates his employment, either for good reason or without good reason, he is entitled to receive all accrued but unpaid (as of the effective date of termination) base salary, Benefits and Other Compensation. In addition, solely if the termination is for good reason, and provided that the executive executes a Termination Letter, he is entitled to receive: (1) severance in an amount equal to his base salary, and (2) medical and dental coverage on terms and conditions comparable to those most recently provided to him, both for the period of one year (18 months in the case of Mr. Merritt) commencing upon the date of termination.

In addition, Mr. Merritt’s employment agreement provides that he is also entitled to receive additional severance equal to the total amount of 50% of his target bonus for the year in which termination occurs, payable in equal installments over a period of 18 months after the date of termination. Pursuant to the terms of the LTCP and Annual Employee Bonus Plan, Mr. Merritt forfeits any rights under these plans if he terminates his employment for any reason. If an executive other than Mr. Merritt terminates his employment with us without good reason, the company generally may elect to pay severance of up to one year’s salary and continuation of medical and dental benefits for a period of one year.

Termination Following a Change in Control

If the company terminations an executive’s employment (except for cause), or the executive terminates his employment with us (whether or not for good reason) within one year following a “change in control,” he is entitled to receive all accrued but unpaid (as of the effective date of termination) base salary, Benefits and Other Compensation. In addition, (1) provided that he executes a Termination Letter, the executive is entitled to receive, on the date of termination, an amount equal to two years’ worth of his base salary, and (2) all stock options granted by the company that vest upon a change in control pursuant to the terms of the applicable stock option plan. For this purpose “change in control” means the acquisition (including by merger or consolidation, or by our issuance of securities) by one or more persons in one transaction or a series of related transactions, of more than 50% of the voting power represented by our outstanding stock on the date of the executive’s employment agreement, or a sale of substantially all of our assets.

Pursuant to the terms of the LTCP, following a change in control (except for cause), the executive is entitled to an early payout of his LTCP cash bonus award in an amount that is the greater of either: (1) his target LTCP bonus, or (2) the LTCP cash bonus that would have been due to him at the end of the relevant LTCP cycle (but for the change in control), assuming performance through the remainder of the cycle prior to the change in control. In addition, for each executive, the occurrence of a change in control causes all otherwise unvested time-based RSUs (whether granted as an LTCP, promotion or new hire award), and any other unvested equity awards, with the exception of performance-based RSU awards, to vest immediately in full. These actions will occur without regard to whether the executive remains employed at the company and without regard to performance during the remainder of the LTCP cycles.

Pursuant to the terms of the Annual Employee Bonus Plan, the executive is not eligible to receive a bonus under the Annual Employee Bonus Plan, with the exception of Mr. Shay, who is entitled to receive 100% of his annual target bonus amount.

Termination Due to Retirement

The company’s retirement eligibility age is 70. For purposes of determining eligibility, the company employs a formula that sums the employee’s years of service and age. For each of the named executive officers, successfully meeting this eligibility requirement causes the vesting, on a pro-rata basis, of all otherwise unvested RSUs. For time-based RSUs, the pro-rated amount of RSUs will be determined by multiplying the full time-based award amount by a fraction equal to the portion of the vesting period that had transpired prior to the cessation of employment. For performance-based RSUs, the pro-rated amount will be determined as described above, but not until the LTCP cycle has completed and a determination has been made regarding performance against established goals.

Potential Payments upon Termination or Change in Control

The following tables reflect the amount of compensation payable to each of the named executive officers, with the exception of Mr. Fagan, pursuant to each of their employment agreements, as well as pursuant to the LTCP and Annual Employee Bonus Plan upon: (1) termination for long-term disability; (2) termination by death; (3) termination for cause; (4) termination without cause; (5) termination for absenteeism; (6) termination by the executive; and (7) termination upon a change in control of the company. The amounts shown assume that the termination was effective as of December 31, 2007, and thus include amounts earned through that time. The amounts reflected are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can be determined only at the time the events described above actually occur.

The compensation Mr. Fagan received upon his departure from the company is fully reflected in the Summary Compensation Table above. In response to Mr. Fagan’s March 2007 announcement that he would be resigning from the company as chief financial officer no later than August 15, 2007, the company and Mr. Fagan entered into an amended and restated employment agreement to set forth the terms of his continuing employment until that time. The terms of his employment agreement provided for the payment of separation benefits in the event that Mr. Fagan remained with us through August 15, 2007, that his employment ended prior to that date as a result of his disability or death, that we terminated him without cause prior to that date, or that we terminated his employment (except for cause) after a change in control; provided that Mr. Fagan or his estate (if his termination was by reason of his death) executed a Termination Letter. The separation benefits included: (1) regular payments of his base salary through August 15, 2007; (2) payment of our portion of the premiums for his continued participation in our group health insurance (medical, dental, vision) pursuant to COBRA for the period from the last day of his employment through December 31, 2007; (3) a pro rata portion of his RSU awards (both time-based and performance-based) under the LTCP for Cycle 2 (which extended from January 1, 2005 through January 1, 2008); (4) a pro rata portion of any LTCP cash award for Cycle 2; and (5) removal of the restrictions relating to the bonus restricted stock awards that were granted to him for 2005 and 2006 under the Annual Employee Bonus Plan and delivery of the shares as promptly as possible. Mr. Fagan continues to be subject to a one-year covenant-not-to-compete regardless of the reason for termination and independent of any obligation the company may have to pay severance.

William J. Merritt

Assuming one of the following events occurred on December 31, 2007, Mr. Merritt’s payments and benefits have an estimated value of:

					Payments		Payments
					under		under				Value of
					Executive		Executive				Restricted
			Long-Term		Life		Long Term				Stock
	Salary		Compensation		Insurance		Disability		Welfare		Subject to
	Continuation		Plan		Program		Plan		Benefits		Acceleration
	($)		($)		($)		($)		($)		($)

Long-Term Disability	702,000	(1)	790,788	(4)	—	(6)	18,500	(8)	24,444	(9)	51,863	(11)
Death	—		790,788	(4)	300,000	(7)	—	(8)	—	(10)	51,863	(11)
For Cause	—	(2)	—	(4)	—	(6)	—		—	(10)	—	(11)
Without Cause	835,380	(2)	790,788	(4)	—	(6)	—		24,444	(9)	—	(11)
For Absenteeism	835,380	(2)	790,788	(4)	—	(6)	18,500	(8)	24,444	(9)	51,863	(11)
Voluntary Resignation for Good Reason	835,380	(2)	—	(4)	—	(6)	—	(8)	24,444	(9)	—	(11)
Voluntary Resignation without Good Reason	—	(2)	—	(4)	—	(6)	—	(8)	—	(10)	—	(11)
Change in Control (Termination by Us (Except for Cause) or by Mr. Merritt)	936,000	(3)	1,195,128	(5)	—	(6)	—	(8)	—	(10)	77,782	(12)

(1)	This amount represents severance equal to Mr. Merritt’s base salary of $468,000 for a period of 18 months, which he is entitled to receive over this period after his termination, once his Termination Letter becomes effective. This amount will be reduced by the amount of payments that Mr. Merritt receives with respect to this period pursuant to any Social Security disability entitlement, or any long-term disability or other employee benefit plan, policy or program maintained by us to provide benefits in the event of disability in which Mr. Merritt was entitled to participate at the time of his termination.

(2)	In those situations where payments would arise, the amount represents severance equal to: (a) Mr. Merritt’s base salary of $468,000 for a period of 18 months, which he is entitled to receive over this period after his termination, once his Termination Letter becomes effective, and (b) additional severance equal to 50% of Mr. Merritt’s target bonus for 2007, which is payable in equal installments over a period of 18 months after the date of his termination.

(3)	This amount represents severance equal to two years of Mr. Merritt’s base salary of $468,000. He is entitled to this amount at the date of his termination, if his termination occurred within one year following a change in control.

(4)	This amount represents the value, at December 31, 2007, of Mr. Merritt’s accrued LTCP benefits upon termination related to events other than a change in control. In those situations where payments would arise, the amount was prorated by multiplying both the cash and RSU awards (both time and performance-based) by a fraction equal to the portion of the program cycle that would have transpired prior to cessation of employment. Where applicable, we assumed 100% achievement against associated goals, with the exception of the performance-based RSUs obtained in August 2006 as part of an even exchange for previously awarded time-based RSUs, where actual goal achievement was determined to be 20%. The value shown is comprised of: (a) $360,000 for the cash award component and (b) $430,788 for the equity award component (both time and performance-based RSUs).

(5)	This amount represents the value, at December 31, 2007, of Mr. Merritt’s accrued LTCP benefits upon a change in control. Where applicable, we assumed 100% achievement against associated goals, with the exception of the performance-based RSUs obtained in August 2006 as part of an even exchange for previously awarded time-based RSUs, where actual goal achievement was determined to be 20%. The value shown is comprised of: (a) $504,000 for the cash award component and (b) $691,128 for the equity award component (both time and performance-based RSUs).

(6)	This amount represents accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2007.

(7)	This amount represents: (a) all accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2007, and (b) the payment prescribed under our Basic Term Life & Accidental Death and Dismemberment Insurance Program, calculated as follows: 1 1/2 times the employee’s base salary up to a maximum of $300,000 ($300,000 for life insurance and for accidental death and dismemberment insurance, respectively).

(8)	In those situations where payments would arise, the amount represents: (a) all accrued but unpaid benefits under our Executive Long-Term Disability Plan as of December 31, 2007, and (b) the actuarial present value of the monthly benefit that would become payable to Mr. Merritt under our Executive Long-Term Disability Plan in the event of his termination due to disability on December 31, 2007, calculated as follows: 60% of his monthly (pre-tax) base salary up to $10,000, and a supplemental monthly payment of up to $8,500.

(9)	This amount represents: (a) the value of all accrued but unpaid medical and dental benefits as of December 31, 2007, and (2) the value of continued medical and dental coverage pursuant to COBRA for a period of 18 months after his termination on terms and conditions comparable to those most recently provided to Mr. Merritt as of December 31, 2007 pursuant to his Employment Agreement, employing the assumptions used for financial reporting purposes under generally accepted accounting principles.

(10)	This amount represents all accrued but unpaid medical and dental benefits at December 31, 2007.

(11)	In those situations where payments would arise, the amount represents the value of unvested grants of RSUs to receive an aggregate of 2,223 shares of common stock, based on a value of $23.33 per share, the per share closing price of our common stock on December 31, 2007. The grant associated with these RSUs was awarded to Mr. Merritt on May 5, 2005 in connection with his promotion to president and chief executive officer.

(12)	This amount represents the value of unvested grants of RSUs to receive an aggregate of 3,334 shares of common stock, based on a value of $23.33 per share, the per share closing price of our common stock on December 31, 2007. The grant associated with these RSUs was awarded to Mr. Merritt on May 5, 2005 in connection with his promotion to president and chief executive officer.

Scott A. McQuilkin

Assuming one of the following events occurred on December 31, 2007, Mr. McQuilkin’s payments and benefits have an estimated value of:

					Payments		Payments
					under		under				Value of
					Executive		Executive				Restricted
			Long-Term		Life		Long Term				Stock
	Salary		Compensation		Insurance		Disability		Welfare		Subject to
	Continuation		Plan		Program		Plan		Benefits		Acceleration
	($)		($)		($)		($)		($)		($)

Long-Term Disability	275,000	(1)	63,357	(3)	—	(5)	18,500	(7)	16,296	(8)	19,457	(10)
Death	—		63,357	(3)	300,000	(6)	—	(7)	—	(9)	19,457	(10)
For Cause	—		—	(3)	—	(5)	—		—	(9)	—	(10)
Without Cause	275,000	(1)	63,357	(3)	—	(5)	—	(7)	16,296	(8)	—	(10)
For Absenteeism	275,000	(1)	63,357	(3)	—	(5)	18,500	(7)	16,296	(8)	19,457	(10)
Voluntary Resignation for Good Reason	275,000	(1)	—	(3)	—	(5)	—	(7)	16,296	(8)	—	(10)
Voluntary Resignation without Good Reason	—	(1)	—	(3)	—	(5)	—	(7)	—	(9)	—	(10)
Change in Control (Termination by Us (Except for Cause) or by Mr. McQuilkin)	550,000	(2)	243,494	(4)	—	(5)	—	(7)	—	(9)	116,650	(11)

(1)	In those situations where payments would arise, the amount represents severance equal to Mr. McQuilkin’s base salary of $275,000 for a period of 12 months, which he is entitled to receive over this period after his termination, once his Termination Letter becomes effective. This amount will be reduced by the amount of payments Mr. McQuilkin receives with respect to this period pursuant to any Social Security disability entitlement, or any long-term disability or other employee benefit plan, policy or program maintained by us to provide benefits in the event of disability in which Mr. McQuilkin was entitled to participate at the time of his termination.

(2)	This amount represents severance equal to two years of Mr. McQuilkin’s base salary of $275,000. He is entitled to this amount at the date of such termination, if his termination occurred within one year following a change in control.

(3)	This amount represents the value, at December 31, 2007, of Mr. McQuilkin’s accrued LTCP benefits upon termination related to events other than a change in control. In those situations where payments would arise, the amount was prorated by multiplying both the cash and RSU awards (both time and performance-based) by a fraction equal to the portion of the program cycle that would have transpired prior to cessation of employment. Where applicable, we assumed 100% achievement against associated goals. Mr. McQuilkin joined InterDigital in July 2007. As a result, he did not participate in the August 2006 even exchange of previously awarded time-based RSUs for performance-based RSUs. The value shown is comprised of (1) $36,667 for the cash award component, and (2) $26,690 for the equity award component (both time and performance-based RSUs).

(4)	This amount represents the value, at December 31, 2007, of Mr. McQuilkin’s accrued LTCP benefits upon a change in control. Where applicable, we have assumed 100% achievement against associated goals. Mr. McQuilkin joined InterDigital in July 2007. As a result, he did not participate in the August 2006 even exchange of previously awarded time-based RSUs for performance-based RSUs. The value shown is comprised of: (a) $110,000 for the cash award component, and (b) $133,494 for the equity award component (both time and performance-based RSUs).

(5)	This amount represents accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2007.

(6)	This amount represents: (a) all accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2007, and (b) the payment prescribed under our Basic Term Life & Accidental Death and Dismemberment Insurance Program, calculated as follows: 1 1/2 times the employee’s base salary up to a maximum of $300,000 ($300,000 for life insurance and for accidental death and dismemberment insurance, respectively).

(7)	In those situations where payments would arise, the amount represents: (a) all accrued but unpaid benefits under our Executive Long-Term Disability Plan as of December 31, 2007, and (b) the actuarial present value of the monthly benefit that would become payable to Mr. McQuilkin under our Executive Long-Term Disability Plan in the event of his termination due to disability on December 31, 2007, calculated as follows: 60% of his monthly (pre-tax) base salary up to $10,000, and a supplemental monthly payment of up to $8,500.

(8)	This amount represents (a) the value of all accrued but unpaid medical and dental benefits as of December 31, 2007, and (b) the value of continued medical and dental coverage pursuant to COBRA for a period of 12 months after such termination on terms and conditions comparable to those most recently provided to Mr. McQuilkin as of December 31, 2007 pursuant to his employment agreement, employing the assumptions used for financial reporting purposes under generally accepted accounting principles.

(9)	This amount represents all accrued but unpaid medical and dental benefits at December 31, 2007.

(10)	In those situations where payments would arise, the amount represents the value of unvested grants of RSUs to receive an aggregate of 834 shares of common stock, based on a value of $23.33 per share, the per share closing price of our common stock on December 31, 2007. The grant associated with these RSUs was awarded to Mr. McQuilkin on July 9, 2007 in connection with his joining the company as chief financial officer.

(11)	This amount represents the value of unvested grants of RSUs to receive an aggregate of 5,000 shares of common stock, based on a value of $23.33 per share, the per share closing price of our common stock on December 31, 2007. The grant associated with these RSUs was awarded to Mr. McQuilkin on July 9, 2007 in connection with his joining the company as chief financial officer.

Bruce G. Bernstein

Assuming one of the following events occurred on December 31, 2007, Mr. Bernstein’s payments and benefits have an estimated value of:

					Payment		Payments
					under		under
					Executive		Executive
			Long-Term		Life		Long Term
	Salary		Compensation		Insurance		Disability		Welfare
	Continuation		Plan		Program		Plan		Benefits
	($)		($)		($)		($)		($)

Long-Term Disability	—	(1)	372,405	(3)	—	(5)	18,500	(7)	16,296	(8)
Death	—		372,405	(3)	300,000	(6)	—	(7)	—	(9)
For Cause	—	(1)	—	(3)	—	(5)	—	(7)	—	(9)
Without Cause	284,700	(1)	372,405	(3)	—	(5)	—	(7)	16,296	(8)
For Absenteeism	284,700	(1)	372,405	(3)	—	(5)	18,500	(7)	16,296	(8)
Voluntary Resignation for Good Reason	284,700	(1)	—	(3)	—	(5)	—	(7)	16,296	(8)
Voluntary Resignation without Good Reason	—	(1)	—	(3)	—	(5)	—	(7)	—	(8)
Change in Control (Termination by Us (Except for Cause) or by Mr. Bernstein)	569,400	(2)	548,663	(4)	—	(5)	—	(7)	—	(8)

(1)	In those situations where payments would arise, the amount represents severance equal to Mr. Bernstein’s base salary of $284,700 for a period of 12 months, which he is entitled to receive over this period after his termination, once his Termination Letter becomes effective. This amount is reduced by the amount of payments Mr. Bernstein received with respect to this period pursuant to any Social Security disability entitlement, or any long-term disability or other employee benefit plan, policy or program maintained by us to provide benefits in the event of disability in which Mr. Bernstein was entitled to participate at the time of his termination.

(2)	This amount represents severance equal to two years of Mr. Bernstein’s base salary of $284,700. He is entitled to this amount at the date of his termination, if his termination occurred within one year following a change in control.

(3)	This amount represents the value, at December 31, 2007, of Mr. Bernstein’s accrued LTCP benefits upon termination related to events other than a change in control. In those situations where payments would arise, the amount was prorated by multiplying both the cash and RSU awards (both time and performance-based) by a fraction equal to the portion of the program cycle that would have transpired prior to cessation of employment. Where applicable, we have assumed 100% achievement against associated goals, with the exception of the performance-based RSUs obtained in August 2006 as part of an even exchange for previously awarded time-based RSUs, where actual goal achievement was determined to be 20%. The value shown is comprised of: (a) $176,666 for the cash award component and (b) $195,739 for the equity award component (both time and performance-based RSUs).

(4)	This amount represents the value, at December 31, 2007, of Mr. Bernstein’s accrued LTCP benefits upon a change in control. Where applicable, we have assumed 100% achievement against associated goals, with the exception of the performance-based RSUs obtained in August 2006 as part of an even exchange for previously awarded time-based RSUs, where actual goal achievement was determined to be 20%. The value shown is comprised of: (a) $247,333 for the cash award component, and (b) $301,330 for the equity award component (both time and performance-based RSUs).

(5)	This amount represents accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2007.

(6)	This amount represents: (a) all accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2007, and (b) the payment prescribed under our Basic Term Life & Accidental Death and Dismemberment Insurance Program, calculated as follows: 1 1/2 times the employee’s base salary up to a maximum of $300,000 ($300,000 for life insurance and for accidental death and dismemberment insurance, respectively).

(7)	In those situations where payments would arise, the amount represents: (a) all accrued but unpaid benefits under our Executive Long-Term Disability Plan as of December 31, 2007, and (b) the actuarial present value of the monthly benefit that would become payable to Mr. Bernstein under our Executive Long-Term Disability Plan in the event of his termination due to disability on December 31, 2007, calculated as follows: 60% of his monthly (pre-tax) base salary up to $10,000, and a supplemental monthly payment of up to $8,500.

(8)	This amount represents: (a) the value of all accrued but unpaid medical and dental benefits as of December 31, 2007, and (b) the value of continued medical and dental coverage pursuant to COBRA for a period of 12 months after his termination on terms and conditions comparable to those most recently provided to Mr. Bernstein as of December 31, 2007 pursuant to his Employment Agreement, employing the assumptions used for financial reporting purposes under generally accepted accounting principles.

(9)	This amount represents all accrued but unpaid medical and dental benefits at December 31, 2007.

Mark A. Lemmo

Assuming one of the following events occurred on December 31, 2007, Mr. Lemmo’s payments and benefits have an estimated value of:

					Payment		Payments
					under		under
					Executive		Executive
			Long-Term		Life		Long Term
	Salary		Compensation		Insurance		Disability		Welfare
	Continuation		Plan		Program		Plan		Benefits
	($)		($)		($)		($)		($)

Long-Term Disability	295,500	(1)	423,987	(3)	—	(5)	18,500	(7)	16,296	(8)
Death	—		423,987	(3)	300,000	(6)	—	(7)	—	(9)
For Cause	—	(1)	—	(3)	—	(5)	—	(7)	—	(9)
Without Cause	295,500	(1)	423,987	(3)	—	(5)	—	(7)	16,296	(8)
For Absenteeism	295,500	(1)	423,987	(3)	—	(5)	18,500	(7)	16,296	(8)
Voluntary Resignation for Good Reason	295,500	(1)	—	(3)	—	(5)	—	(7)	16,296	(8)
Voluntary Resignation without Good Reason	—	(1)	—	(3)	—	(5)	—	(7)	—	(9)
Change in Control (Termination by Us (Except for Cause) or by Mr. Lemmo)	591,000	(2)	629,636	(4)	—	(5)	—	(7)	—	(9)

(1)	In those situations where payments would arise, the amount represents severance equal to Mr. Lemmo’s base salary of $295,500 for a period of 12 months, which he is entitled to receive over this period after his termination, once his Termination Letter becomes effective. This amount is reduced by the amount of payments Mr. Lemmo receives with respect to this period pursuant to any Social Security disability entitlement, or any long-term disability or other employee benefit plan, policy or program maintained by us to provide benefits in the event of disability in which Mr. Lemmo was entitled to participate at the time of his termination.

(2)	This amount represents severance equal to two years of Mr. Lemmo’s base salary of $295,500. He is entitled to this amount at the date of his termination, if his termination occurred within one year following a change in control.

(3)	This amount represents the value, at December 31, 2007, of Mr. Lemmo’s accrued LTCP benefits upon termination related to events other than a change in control. In those situations where payments would arise, the amount was prorated by multiplying both the cash and RSU awards (both time and performance-based) by a fraction equal to the portion of the program cycle that would have transpired prior to cessation of employment. Where applicable, we have assumed 100% achievement against associated goals, with the exception of the performance-based RSUs obtained in August 2006 as part of an even exchange for previously awarded time-based RSUs, where actual goal achievement was determined to be 20%. The value shown is comprised of: (a) $205,875 for the cash award component and (b) $218,112 for the equity award component (both time and performance-based RSUs).

(4)	This amount represents the value, at December 31, 2007, of Mr. Lemmo’s accrued LTCP benefits upon a change in control. Where applicable, we have assumed 100% achievement against associated goals, with the exception of the performance-based RSUs obtained in August 2006 as part of an even exchange for previously awarded time-based RSUs, where actual goal achievement was determined to be 20%. The value shown is comprised of: (a) $288,225 for the cash award component,and (b) $341,411 for the equity award component (both time and performance-based RSUs).

(5)	This amount represents accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2007.

(6)	This amount represents: (a) all accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2007, and (b) the payment prescribed under our Basic Term Life & Accidental Death and Dismemberment Insurance Program, calculated as follows: 1 1/2 times the employee’s base salary up to a maximum of $300,000 ($300,000 for life insurance and for accidental death and dismemberment insurance, respectively).

(7)	In those situations where payments would arise, the amount represents: (a) all accrued but unpaid benefits under our Executive Long-Term Disability Plan as of December 31, 2007, and (b) the actuarial present value of the monthly benefit that would become payable to Mr. Lemmo under our Executive Long-Term Disability Plan in the event of his termination due to disability on December 31, 2007, calculated as follows: 60% of his monthly (pre-tax) base salary up to $10,000, and a supplemental monthly payment of up to $8,500.

(8)	This amount represents: (a) the value of all accrued but unpaid medical and dental benefits as of December 31, 2007, and (b) the value of continued medical and dental coverage pursuant to COBRA for a period of 12 months after such termination on terms and conditions comparable to those most recently provided to Mr. Lemmo as of December 31, 2007 pursuant to his employment agreement, employing the assumptions used for financial reporting purposes under generally accepted accounting principles.

(9)	This amount represents all accrued but unpaid medical and dental benefits at December 31, 2007.

Lawrence F. Shay

Assuming one of the following events occurred on December 31, 2007, Mr. Shay’s payments and benefits have an estimated value of:

					Payment
					under		Payments
					Executive		under
					Life		Executive
	Salary		Long-Term		Insurance		Long Term		Welfare
	Continuation		Compensation		Program		Disability		Benefits
	($)		Plan ($)		($)		Plan ($)		($)

Long-Term Disability	—	(1)	344,791	(3)	—	(5)	18,500	(7)	14,471	(8)
Death	—		344,791	(3)	300,000	(6)	—	(7)	—	(9)
For Cause	—	(1)	—	(3)	—	(5)	—	(7)	—	(9)
Without Cause	266,400	(1)	344,791	(3)	—	(5)	—	(7)	14,471	(8)
For Absenteeism	266,400	(1)	344,791	(3)	—	(5)	18,500	(7)	14,471	(8)
Voluntary Resignation for Good Reason	266,400	(1)	—	(3)	—	(5)	—	(7)	14,471	(8)
Voluntary Resignation without Good Reason	—	(1)	—	(3)	—	(5)	—	(7)	—	(9)
Change in Control (Termination by Us (Except for Cause) or by Mr. Shay)	639,360	(2)	521,668	(4)	—	(5)	—	(7)	—	(9)

(1)	This amount represents severance equal to one year of Mr. Shay’s base salary of $266,400, which he is entitled to receive upon his termination provided that he executes a Termination Letter.

(2)	This amount represents severance equal to two years of Mr. Shay’s: (a) base salary of $266,400 and (b) Mr. Shay’s target annual bonus, which he is entitled to receive if his termination occurs within one year following a change of control, and which he is entitled to receive on the date of his termination, provided that he executes a Termination Letter, if his termination occurs within one year following a change in control.

(3)	This amount represents the value, at December 31, 2007, of Mr. Shay’s accrued LTCP benefits upon termination related to events other than a change in control. In those situations where payments would arise, the amount was prorated by multiplying both the cash and RSU awards (both time and performance-based) by a fraction equal to the portion of the program cycle that would have transpired prior to cessation of employment. Where applicable, we have assumed 100% achievement against associated goals, with the exception of the performance-based RSUs obtained in August 2006 as part of an even exchange for previously awarded time-based RSUs, where actual goal achievement was determined to be 20%. The value shown is comprised of: (a) $164,334 for the cash award component, and (b) $180,457 for the RSU award component (both time and performance-based).

(4)	This amount represents the value, at December 31, 2007, of Mr. Shay’s accrued LTCP benefits upon a change in control. Where applicable, this amount assumes 100% achievement against associated goals, with the exception of the performance-based RSUs obtained in August 2006 as part of an even exchange for previously awarded time-based RSUs, where actual goal achievement was determined to be 20%. The value shown is comprised of: (a) $230,067 for the cash award component and (b) $291,601 for equity award component (both time and performance-based).

(5)	This amount represents accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2007.

(6)	This amount represents: (a) all accrued but unpaid benefits payable under our Basic Term Life & Accidental Death and Dismemberment Insurance Program as of December 31, 2007, and (b) the payment prescribed under our Basic Term Life & Accidental Death and Dismemberment Insurance Program, calculated as follows: 1 1/2 times the employee’s base salary up to a maximum of $300,000 ($300,000 for life insurance and for accidental death and dismemberment insurance, respectively).

(7)	In those situations where payments would arise, the amount represents: (a) all accrued but unpaid benefits under our Executive Long-Term Disability Plan as of December 31, 2007, and (b) the actuarial present value of the monthly benefit that would become payable to Mr. Shay under our Executive Long-Term Disability Plan in the event of his termination due to disability on December 31, 2007, calculated as follows: 60% of his monthly (pre-tax) base salary up to $10,000, and a supplemental monthly payment of up to $8,500.

(8)	This amount represents: (a) the value of all accrued but unpaid medical and dental benefits as of December 31, 2007, and (b) the value of medical and dental coverage pursuant to COBRA for a period of one year following his termination on terms and conditions comparable to those most recently provided to Mr. Shay pursuant to his employment agreement, employing the assumptions used for financial reporting purposes under generally accepted accounting principles.

(9)	This amount represents all accrued but unpaid medical and dental benefits at December 31, 2007.

Additional Employment Agreement Provisions

Salaries

The employment agreements (which were executed between May 1997 and July 2007) provide for the payment of annual salaries to the named executive officers that may be increased from time to time.

Post-Termination Obligations

Each of the named executive officers is bound by certain confidentiality obligations, which extend indefinitely, and by certain non-competition and non-solicitation covenants, which, with respect to each of Messrs. Merritt and Bernstein, extend for a period of one year following termination of his employment for any reason and independent of any obligation the company may have to pay him severance, and, with respect to each of Messrs. McQuilkin, Lemmo and Shay extend (as applicable): (1) for the period, if any, that he receives severance under his employment agreement, (2) in the event his employment terminates for cause, a period of one year following termination, or (3) in the event that he terminates his employment without good reason, so long as we voluntarily pay severance to him (which we are under no obligation to do), for the period that he receives severance, but in no event for a period longer than one year. In addition, each of the named executive officers is bound by certain covenants protecting our right, title and interest in and to certain intellectual property that either has been or is being developed or created in whole or in part by the executive.

Taxes

In the event any amount or benefit payable to the named executive officer under his employment agreement, or under any other plan, agreement or arrangement applicable to him, is subject to an excise tax imposed under Section 4999 of the Internal Revenue Code, the named executive officer is entitled, in addition to any other amounts payable under the terms of his employment agreement or any other plan, agreement or arrangement, to a cash payment in an amount sufficient to indemnify him (or any other person as may be liable for the payment of the excise tax) for the amount of any such excise tax, and leaving the named executive officer with an amount, net after all federal, state and local taxes, equal to the amount he would have had if no portion of his benefit under the plan constituted an “excess parachute payment.” Notwithstanding the foregoing, the determination of the amount necessary to indemnify the named executive officer will be made taking into account all other payments made to him under any plans, agreements or arrangements aside from his employment agreement that are intended to indemnify him with respect to excise taxes on “excess parachute payments.”

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table summarizes the company’s equity compensation plan information regarding the common stock authorized for issuance under the company’s equity compensation plans as of December 31, 2007:

			Weighted-Average
	Number of Securities to be		Exercise Price of
	Issued Upon Exercise of		Outstanding	Number of Securities Remaining
	Outstanding Options,		Options, Warrants and	Available for Future Issuance
Plan Category	Warrants and Rights		Rights	under Equity Compensation Plans

Equity compensation plans approved by InterDigital shareholders(1)	2,537,187	(2)	$12.61	928,101	(3)
Equity compensation plans not approved by InterDigital shareholders(4)	2,315,949	(5)	$25.31	1,499,464	(6)
Total	4,853,136		$18.14	2,427,565

(1)	These plans include the company’s 2000 Stock Award and Incentive Plan (the 2000 Plan), and prior stock incentive plans no longer in effect. See Note 10, “Notes to Consolidated Financial Statements” included in our annual report on Form 10-K for the year ending December 31, 2007, for a description of the 2000 Plan.

(2)	In accordance with applicable regulations, no information is provided concerning the company’s shareholder-approved tax-qualified Employee Stock Purchase Plan.

(3)	Represents the number of shares that remain available for grant under the 2000 Plan.

(4)	Common stock of the company may be issued under the company’s 2002 Stock Award and Incentive Plan (the 2002 Plan) and the 1999 Restricted Stock Plan (the 1999 Plan). See Note 10, “Notes to Consolidated Financial Statements” included in our annual report on Form 10-K for the year ending December 31, 2007, for a description of these plans. In accordance with applicable regulations, no information is provided concerning the company’s tax-qualified 401(k) Plan.

(5)	Does not include 26,769 issued and outstanding shares of common stock awarded to senior officers as part of their annual bonus, which shares are subject to a two-year holding period and restriction on transfer, but are not forfeitable.

(6)	Of this amount, 65,219 shares remain available for grant under the 2002 Plan, 846,080 remain available for grant under the Company’s Employee Stock Purchase Plan and 588,165 shares remain available for grant under the 1999 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How many shares of the company’s common stock do the directors, executive officers and certain beneficial owners own?

The following table sets forth information regarding the beneficial ownership of the 45,953,729 shares of our common stock outstanding on March 31, 2008 by each person who is known to us, based upon filings with the SEC, to beneficially own more than 5% of our common stock, as well as by each of our directors, each named executive officer and all current directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

	Common Stock
	(1)(2)(3)(4)(5)
		Percent
Name	Shares	of Class

Directors
D. Ridgely Bolgiano	141,179	*
Harry G. Campagna	510,000	1.1%
Steven T. Clontz	217,448	*
Edward B. Kamins	14,000	*
William J. Merritt	198,714	*
Robert S. Roath	257,182	*
Robert W. Shaner	14,000	*
Named Executive Officers
Scott A. McQuilkin	709	*
Bruce G. Bernstein	15,897	*
Mark A. Lemmo	142,173	*
Lawrence F. Shay	40,690	*
Richard J. Fagan	46,765	*
All current directors and executive officers as a group (17 persons)(6)	1,884,228	4.1%
5% Shareholders
Heartland Advisors, Inc.(7) 789 North Water Street Milwaukee, Wisconsin, 53202	4,253,275	9.3%

*	Represents less than 1% of our outstanding common stock

(1)	Unless otherwise indicated, each person’s address is c/o InterDigital, Inc., 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409. If a shareholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of March 31, 2008, we treat the common stock underlying those securities as owned by that shareholder, and as outstanding shares when we calculate that shareholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other shareholder.

(2)	Includes shares of common stock which may be acquired by Mr. Merritt as of March 31, 2008, through the vesting of RSUs which will occur within 60 days of such date. RSUs constitute rights to receive common stock under the Company’s 1999 Restricted Stock Plan at a future date. Generally, RSUs are forfeitable under certain circumstances, do not have voting rights and are not deemed to be outstanding shares. Mr. Merritt holds 3,334 RSUs that will vest within 60 days of March 31, 2008; all current directors and executive officers as a group hold 5,001 RSUs that will vest within 60 days of March 31, 2008.

(3)	Excludes the following RSUs awarded to the named beneficial owners which are not scheduled to vest within 60 days of March 31, 2008: Mr. Bolgiano, 2,093; Mr. Campagna, 14,000; Mr. Clontz, 4,000;

Mr. Kamins, 6,000; Mr. Merritt, 8,370; Mr. Roath, 6,000; Mr. Shaner, 8,000; Mr. Bernstein, 3,395; Mr. Lemmo, 3,964; Mr. McQuilkin, 12,861; and Mr. Shay, 10,240; all directors and executive officers as a group held 108,184 RSUs as of March 31, 2008 (this amount excludes 5,001 RSUs which will vest within 60 days of March 31, 2008 as described in note (2) above.)

(4)	Includes the following number of shares of common stock acquired by the named executive officers and all executive officers of the company as a group through participation in the company’s Savings and Protection Plan (401(k)). Under the 401(k) plan, common stock may be acquired through the company’s employer matching contribution, discretionary annual contributions under the company’s profit-sharing program, or through participation in the InterDigital Stock Fund investment option available under the 401(k) plan. All executive officers have both dispositive and voting power related to these shares. Ownership of shares of common stock under the 401(k) plan by the named executive officers as of March 31, 2008 is as follows: Mr. Bernstein, 1,184; Mr. Lemmo, 2,404; Mr. McQuilkin, 709; Mr. Merritt, 2,525; and Mr. Shay, 2,442; ownership of shares of common stock under the 401(k) plan by all current directors and executive officers as a group, 20,110.

(5)	Includes shares that could be purchased by exercise of options on March 31, 2008 or within 60 days of that date, as follows: Mr. Bolgiano, 101,300; Mr. Campagna, 281.000; Mr. Clontz, 154,000; Mr. Kamins, 0; Mr. Merritt, 125,700; Mr. Roath, 144,190; Mr. Shaner, 2,000; Mr. Bernstein, 13,334; Mr. McQuilkin, 0; Mr. Lemmo, 34,000; Mr. Shay, 22,000; all current directors and executive officers as a group, 1,142,864.

(6)	Does not include Mr. Bernstein and Mr. Fagan, who were not considered executive officers of the company as of March 31, 2008.

(7)	Based on information contained in the Schedule 13G filed on February 8, 2008, by Heartland Advisors, Inc. and William J. Nasgovitz. Heartland Advisors, Inc. and Mr. Nasgovitz have shared voting power over 4,156,775 shares of our common stock and they have shared dispositive power over 4,253,275 shares. Heartland Advisors, Inc. is an investment adviser registered with the SEC and William J. Hasgovitz is president and principal shareholder of Heartland Advisors, Inc. The percentage is based on 45,953,729 shares outstanding as of March 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The company has a written statement of policy with respect to related person transactions, which is administered by the audit committee of our board of directors. Under our policy, a “Related Person Transaction” is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) between the company (including any of our subsidiaries) and a related person, in which the Related Person had, has or will have a direct or indirect material interest. A “Related Person” includes any of our executive officers, directors or director nominees, any stockholder owning in excess of 5% of our common stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Related Person Transactions do not include any transactions involving only director or executive officer compensation, transactions where the Related Person receives proportional benefits as a shareholder with all other shareholders, transactions involving competitive bids, or transactions involving certain bank-related services.

Pursuant to our policy, a Related Person Transaction may be consummated or may continue only if:

•	The audit committee approves or ratifies the transaction in accordance with the terms of the policy; or

•	The chairman of the audit committee pre-approves or ratifies the transaction and the amount involved in the transaction is less than $100,000, provided that for the Related Person Transaction to continue it must be approved by the audit committee at its next regularly scheduled meeting.

It is the company’s policy to enter into or ratify Related Person Transactions only when the board, acting through the audit committee, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the company, including but not limited to situations where the company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

In determining whether to approve or ratify a Related Person Transaction, the committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

There were no related person transactions or proposed related person transactions during 2007.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Did all directors and executive officers comply with Section 16(a) reporting requirements?

Based upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2007 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Shareholder Proposals

How may shareholders make proposals or director nominations for the 2009 annual meeting?

Shareholders interested in submitting a proposal for inclusion in the proxy statement for the 2009 annual meeting may do so by submitting the proposal in writing to our secretary at InterDigital, Inc., 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409. To be eligible for inclusion in our proxy statement, shareholder proposals must be received no later than December 30, 2008, and they must comply with all applicable SEC requirements. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.

Our bylaws also establish an advance notice procedure with regard to nominations of persons for election to the board and shareholder proposals that are not submitted for inclusion in the proxy statement but that a shareholder instead wishes to present directly at an annual meeting. Shareholder proposals and nominations may not be brought before the 2009 annual meeting unless, among other things, the shareholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our bylaws, and we receive the shareholder’s submission no earlier than the close of business on March 6, 2009, and no later than April 6, 2009. However, if the date of our 2009 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2008 annual meeting, this information must be delivered not earlier than the close of business on the 120th day prior to the 2009 annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first publicly announce the date of the 2009 annual meeting. Proposals or nominations not meeting these requirements will not be entertained at the 2009 annual meeting. A copy of the full text of these bylaw provisions may be obtained on our website (www.InterDigital.com/investor_relations) under the heading “Corporate Governance,” or by writing to our secretary at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409.

Proxy Solicitation Costs and Potential Savings

Who pays for the proxy solicitation costs?

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names, which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. One or more of telephone, email, telegram, facsimile or personal solicitation by our directors, officers or regular employees may supplement solicitation of proxies by mail. No additional compensation will be paid for such services. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Last year, the company engaged the Altman Group for this purpose at a cost of approximately $2,300.

What is “householding” of proxy materials and can it save the company money?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement, or notice of Internet Availability of Proxy Materials, to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for registered shareholders, a number of brokerage firms have instituted householding for shares held in “street name,” delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify us by calling (610) 878-7866 or by sending a written request to our secretary at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409, and we will promptly deliver a separate copy of our annual report and proxy statement. If you are receiving multiple copies of the annual report and proxy statement and wish to receive only one, please notify your broker.

Annual Report on Form 10-K

How will I receive the annual report?

We have mailed the annual report booklet together with the notice of our annual meeting, this proxy statement and your proxy card.

We will provide to any shareholder without charge a copy of the 2007 annual report on Form 10-K upon written request to our secretary at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409. Our annual report booklet, 2007 annual report on Form 10-K (including exhibits thereto) and this proxy statement are also available on our website (www.InterDigital.com/investor_relations).

Other Business

Will there be any other business conducted at the annual meeting?

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ANNUAL MEETING OF SHAREHOLDERS OF
INTERDIGITAL, INC.
June 5, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Harry G. Campagna Steven T. Clontz
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Edward B. Kamins
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of InterDigital, Inc. for the year ending December 31, 2008.	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE 2008 ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT, AND THE 2007 ANNUAL REPORT.

	I/We plan to attend the meeting.		☐
(Please detach Admission Ticket and bring to the meeting.)

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

Bring this admission ticket with you to the meeting on June 5, 2008. Do not mail.
This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of April 8, 2008, the record date.
ADMISSION TICKET
INTERDIGITAL, INC.
2008 Annual Meeting of Shareholders
June 5, 2008
11:00 A.M. Eastern Daylight Time
Radisson Hotel Valley Forge
1160 First Avenue
King of Prussia, Pennsylvania 19406

NOTE:	Seating at the Annual Shareholders Meeting will be limited, therefore, request or receipt of an Admission Ticket does not guarantee the availability of a seat.

NON-TRANSFERABLE	NON-TRANSFERABLE
0               ■
PROXY
INTERDIGITAL, INC.
781 Third Avenue
King of Prussia, Pennsylvania 19406-1409
2008 Annual Meeting of Shareholders
To Be Held June 5, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of InterDigital, Inc., a Pennsylvania corporation, revoking all previous proxies, hereby appoints Richard J. Brezski and Steven W. Sprecher, and each of them acting individually, as the proxies of the undersigned, with full power of substitution, to vote, as indicated on the reverse side of this proxy card and in their discretion upon such other matters as may properly come before the meeting and to vote “FOR” all matters as to which a choice is not specified by the undersigned shareholders, all shares which the undersigned would be entitled to vote at the annual meeting of shareholders of InterDigital, Inc. to be held on Thursday, June 5, 2008, at 11:00 a.m. (Eastern Daylight Time) at the Radisson Hotel Valley Forge, 1160 First Avenue, King of Prussia, Pennsylvania 19406, and at any adjournment or postponement thereof.
Record holders who attend the Annual Meeting may vote by ballot; such vote will supersede this Proxy.
(Continued and to be signed on the reverse side)

■	■

ANNUAL MEETING OF SHAREHOLDERS OF
INTERDIGITAL,. INC.
June 5, 2008

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE – Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON – You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Daylight Time on June 4, 2008.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

■ 2 0 3 3 0 0 0 0 0 0 0 0 0 0 0 0 1 0 0 0 8	0 6 0 5 0 8
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Harry G. Campagna Steven T. Clontz
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Edward B. Kamins
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of InterDigital, Inc. for the year ending December 31, 2008.	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE 2008 ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT, AND THE 2007 ANNUAL REPORT.

	I/We plan to attend the meeting.		☐
(Please detach Admission Ticket and bring to the meeting.)

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

ANNUAL MEETING OF SHAREHOLDERS OF
INTERDIGITAL, INC.
June 5, 2008

Please date, sign and mail
your voting instruction card
in the envelope provided as
soon as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■ 20330000000000001000 8	060508
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR ” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Harry G. Campagna Steven T. Clontz
		¡	Edward B. Kamins
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of InterDigital, Inc. for the year ending December 31, 2008.	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE 2008 ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT, AND THE 2007 ANNUAL REPORT.

I/We plan to attend the meeting. ☐

(Please detach Admission Ticket and bring to the meeting.)

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note :
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

Bring this admission ticket with you to the meeting on June 5, 2008. Do not mail.
This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of April 8, 2008, the record date.
ADMISSION TICKET
INTERDIGITAL, INC.
2008 Annual Meeting of Shareholders
June 5, 2008
11:00 A.M. Eastern Daylight Time
Radisson Hotel Valley Forge
1160 First Avenue
King of Prussia, Pennsylvania 19406
NOTE: Seating at the Annual Shareholders Meeting will be limited, therefore, request or receipt of an Admission Ticket does not guarantee the availability of a seat.

NON-TRANSFERABLE	NON-TRANSFERABLE

0 ■
INTERDIGITAL SAVINGS AND PROTECTION PLAN
THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERDIGITAL, INC.
TO: STATE STREET BANK AND TRUST COMPANY, TRUSTEE
          You are hereby directed to vote, with respect to the proposals listed on the other side of this Voting Instruction Card, the number of shares of InterDigital, Inc. common stock held for my account in the plan listed above at the Annual Meeting of Shareholders of InterDigital, Inc., to be held on June 5, 2008, or any adjournment thereof, as marked on the other side of this Voting Instruction Card.
TO: PLAN PARTICIPANT
          PLEASE PROVIDE YOUR DIRECTIONS TO THE TRUSTEE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD BY JUNE 2, 2008. IF YOU DO NOT PROPERLY PROVIDE SUCH DIRECTIONS BY THAT DATE, THE TRUSTEE WILL VOTE THE SHARES ALLOCATED TO YOUR PLAN ACCOUNT IN THE SAME PROPORTION ON EACH ISSUE AS IT VOTES THE SHARES FOR WHICH IT HAS RECEIVED VOTING DIRECTIONS FROM THE OTHER PARTICIPANTS IN THE PLAN. THE TRUSTEE DOES NOT HAVE DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AND WILL NOT VOTE ON ANY SUCH BUSINESS.
(Continued and to be signed on the reverse side.)

■	■

ANNUAL MEETING OF SHAREHOLDERS OF
INTERDIGITAL. INC.
June 5, 2008

VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE- Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your voting instruction card available when you access the web page.
- OR -
IN PERSON -You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Daylight Time on Monday June 2, 2008.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■    2 0 3 3 0 0 0 0 0 0 0 0 0 0 0 0 1 0 0 0        8                                                          0 6 0 5 0 8

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:						FOR	AGAINST	ABSTAIN
					2.	Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of InterDigital, Inc. for the year ending December 31, 2008.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Harry G. Campangna
		¡	Steven T. Clontz
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Edward B. Kamins
☐	FOR ALL EXCEPT (See instructions below)

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE 2008 ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT, AND THE 2007 ANNUAL REPORT.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐	I/We plan to attend the meeting. (Please detach Admission Ticket and bring to the meeting.)				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■